UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CODEXIS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

April 29, 2021

Dear Stockholder:

You are invited to attend the annual meeting of stockholders (the “Annual Meeting”) of Codexis, Inc. (“Codexis,” “we,” “us” or “our”) to be held on Tuesday, June 15, 2021, at 9:00 a.m., California time. The Annual Meeting will be held entirely online due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and stockholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CDXS2021, where you will be able to listen to the meeting live, submit questions and vote.

At this year’s Annual Meeting, you will be asked to:

(i)	elect three Class II directors to hold office until the 2024 annual meeting of stockholders;

(ii)	ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

(iii)	transact such other business as may properly come before the Annual Meeting.

The accompanying Notice of Annual Meeting and proxy statement describe these matters. We urge you to read this information carefully.

Your board of directors unanimously believes that election of its nominees for director and the ratification of the Audit Committee’s selection of our independent registered public accounting firm are in the best interest of Codexis and its stockholders, and, accordingly, recommends a vote “FOR” election of its nominees for director, and “FOR” the ratification of the selection of BDO USA, LLP as our independent registered public accounting firm.

In addition to the business to be transacted as described above, management will speak on our developments of the past year and respond to comments and questions of general interest to stockholders.

It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting online. Whether or not you expect to attend the Annual Meeting online, please vote as soon as possible. You may vote on the Internet or by telephone. If, however, you requested to receive paper proxy materials, then you may also vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Voting by written proxy, over the Internet or by telephone will ensure your shares are represented at the Annual Meeting.

Sincerely,

John J. Nicols
President and Chief Executive Officer

CODEXIS, INC.

200 Penobscot Drive

Redwood City, CA 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, JUNE 15, 2021

To the Stockholders of Codexis, Inc. (“Codexis,” “we, “us” and “our”):

We will hold an annual meeting of our stockholders (the “Annual Meeting”) on Tuesday, June 15, 2021, at 9:00 a.m., California time, for the following purposes:

(i)

To elect each of Jennifer Aaker, Ph.D., Esther Martinborough, Ph.D. and John J. Nicols to our board of directors for a three-year term expiring at the 2024 annual meeting of stockholders or until their respective successors are duly elected and qualified or their earlier resignation or removal;

(ii)	To ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;

(iii)	To transact any other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

The Annual Meeting will be held entirely online due to the ongoing public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and stockholders. You will be able to attend and participate in the Annual Meeting online by visiting www.virtualshareholdermeeting.com/CDXS2021, where you will be able to listen to the meeting live, submit questions and vote.

These items of business are described in the attached proxy statement. Only stockholders of record of shares of our common stock at 5:00 p.m., New York time, on April 22, 2021, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting.

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2020 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2020 Annual Report to Stockholders, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K, and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of our proxy materials by mail.

A list of stockholders eligible to vote at the Annual Meeting will be available for inspection during the virtual Annual Meeting at www.virtualshareholdermeeting.com/CDXS2021, and at the principal executive offices of Codexis during regular business hours for a period of not less than ten days prior to the Annual Meeting.

Your vote is very important. It is important that your shares be represented and voted whether or not you plan to attend the Annual Meeting online. You may vote on the Internet or by telephone. If, however, you requested to receive paper proxy materials, then you may also vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. If your shares are held in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should review the instructions provided to you by that broker, bank or other nominee to determine how you will be able to submit your voting instructions. Submitting a proxy over the Internet, by telephone or by mailing a proxy card will ensure that your shares are represented at the Annual Meeting.

Sincerely,

John J. Nicols
President and Chief Executive Officer

Redwood City, California

April 29, 2021

CODEXIS, INC.

200 Penobscot Drive

Redwood City, CA 94063

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 15, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021

The Board of Directors (the “Board”) of Codexis, Inc. (referred to herein as the “Company,” “Codexis,” “we”, “us” or “our”) is soliciting your proxy to vote at our 2021 Annual Meeting of Stockholders to be held on Tuesday, June 15, 2021, at 9:00 a.m. local time, or at any continuation, postponement or adjournment thereof (the “Annual Meeting”). The Annual Meeting will be held in a virtual format via live audio webcast for the purposes discussed in this proxy statement and in the accompanying Notice of Annual Meeting as well as any other business properly brought before the Annual Meeting. Stockholders can attend the meeting via the Internet at www.virtualshareholdermeeting.com/CDXS2021 by using the 16-digit control number which appears on the Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials. This Proxy Statement is dated as of April 29, 2021.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

We have elected to provide access to our proxy materials on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record as of April 22, 2021 (the “Record Date”), while brokers and other nominees who hold shares on behalf of beneficial owners will be sending their own similar notice. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials, or to request a printed set of the proxy materials. Instructions on how to request a printed copy by mail or e-mail may be found in the Notice of Internet Availability of Proxy Materials and on the website referred to in the Notice of Internet Availability of Proxy Materials, including an option to request paper copies on an ongoing basis. On or about April 29, 2021, we are making this Proxy Statement available on the Internet. We are mailing the Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting on or about April 29, 2021. We intend to mail or e-mail this Proxy Statement, together with a proxy card, to those stockholders entitled to vote at the Annual Meeting who have properly requested copies of such materials by mail or e-mail, within three business days of request.

The Company’s Annual Report on Form 10-K, which contains financial statements for fiscal year 2020 (the “Annual Report”), accompanies this Proxy Statement if you have requested and received a copy of the proxy materials in the mail. Stockholders that receive the Notice of Internet Availability of Proxy Materials can access this Proxy Statement and the Annual Report at the website referred to in the Notice of Internet Availability of Proxy Materials. The Annual Report and this Proxy Statement are also available on our investor relations website at http://www.codexis.com/investors, at the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov and at www.proxyvote.com. You also may obtain a copy of Codexis’ Annual Report, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K, without charge, by writing to our Investor Relations department at the above address. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

INFORMATION CONCERNING VOTING AND SOLICITATION

Who Can Vote

You are entitled to vote if you are a stockholder of record of our common stock (or “common stock”) as of the close of business on April 22, 2021. You are entitled to one vote for each share of common stock held on all matters to be voted upon at the Annual Meeting. Your shares may be voted at the Annual Meeting only if you are present at the Annual Meeting held online or represented by a valid proxy.

Voting of Shares

If, at the close of business on April 22, 2021, your shares of common stock were registered directly in your name with Equiniti Trust Company, our transfer agent, then you are a stockholder of record. As a stockholder of record, you may vote online at the Annual Meeting or vote by proxy by completing, dating and signing the proxy card that was included with the proxy statement and promptly returning it in the preaddressed, postage paid envelope provided to you, or by submitting a proxy over the Internet or by telephone by following the instructions on the proxy card. If your shares of common stock are held in street name through a broker, bank or other nominee, you are considered the beneficial owner of those shares and you have the right to instruct your broker, bank or other nominee, who is considered the stockholder of record for the purposes of voting at the Annual Meeting, on how to vote the shares in your account. Your broker, bank or nominee will send you a voting instruction form for you to use to direct how your shares should be voted.

The Internet and telephone voting will close at 11:59 p.m., New York time, on June 14, 2021. If you vote through the Internet, you should be aware that you may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers and that these costs must be borne by you. If you vote by the Internet or telephone, then you need not return a written proxy card by mail.

YOUR VOTE IS VERY IMPORTANT. You should submit your proxy even if you plan to attend the virtual Annual Meeting online. If you properly give your proxy and submit it to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed.

All shares entitled to vote and represented by properly submitted proxies (including those submitted electronically, telephonically and in writing by 11:59 p.m., New York time, on June 14, 2021) that are received before the polls are closed at the Annual Meeting, and that are not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies. If no direction is indicated on a proxy, your shares will be voted “FOR” the election of Jennifer Aaker, Ph.D., Esther Martinborough, Ph.D. and John J. Nicols as our Class II directors, and “FOR” the ratification of the selection of BDO USA, LLP (“BDO”) as our independent registered public accounting firm. The proxy gives each of John J. Nicols and Ross Taylor discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting.

Revocation of Proxy

If you are a stockholder of record, you may revoke your proxy at any time before your proxy is voted at the Annual Meeting by taking any of the following actions:

•	delivering to our Secretary a signed written notice of revocation, bearing a date later than the date of the original proxy, stating that the original proxy is revoked;

•	signing and delivering a new paper proxy, relating to the same shares and bearing a later date than the original proxy;

•	submitting another proxy by telephone or over the Internet (your latest telephone or Internet voting instructions will be followed); or

•

attending the virtual Annual Meeting and voting online by following the instructions at www.virtualshareholdermeeting.com/CDXS2021, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

Written notices of revocation and other communications with respect to the revocation of Codexis proxies should be addressed to:

Codexis, Inc.

200 Penobscot Drive

Redwood City, CA 94063

Attention: Secretary

If your shares are held in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other nominee. You must contact your broker, bank or other nominee to find out how to do so. See below regarding how to vote online if your shares are held in street name.

Voting Online

If you are a stockholder of record, you may vote online at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.virtualshareholdermeeting.com/CDXS2021. If you are a beneficial owner, you are also invited to attend the Annual Meeting online. Since a beneficial owner is not the stockholder of record, however, you may not vote these shares online at the Annual Meeting unless you obtain a “legal proxy” from the organization that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Quorum and Votes Required

At 5:00 p.m., New York time, on April 22, 2021, 64,487,866 shares of our common stock were outstanding and entitled to vote. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes and abstentions.

Quorum. A majority of the outstanding shares of common stock, present or represented by proxy at the Annual Meeting, will constitute a quorum at the Annual Meeting. Shares of common stock held by persons attending the Annual Meeting online but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and broker “non-votes” will be counted as present for purposes of determining a quorum.

Broker Non-Votes. Brokers or other nominees who hold shares of common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the election of directors or for any matter that the United States Securities Exchange Commission (“SEC”) determines to be a “significant matter” without specific instructions from the beneficial owner. These non-voted shares are referred to as “broker non-votes.” If your broker holds your common stock in “street name,” your broker is not entitled to vote your shares on “non-routine” proposals (i.e., of the proposals to be considered at the Annual Meeting, the election of directors) without your instructions and will only vote your shares on such proposals if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement. Broker “non-votes” are not included in the tabulation of voting results for “non-routine” proposals for purposes of determining whether such proposals have been approved.

Election of Class II Directors. Our bylaws provide that a plurality of votes cast in favor of the election of a director shall be sufficient to elect such director to the board of directors. Under this plurality voting standard, the nominees for available directorships who receive the highest number of affirmative votes cast are elected. Withheld votes will not have any effect on the election of directors. Brokers are not empowered to vote on the election of directors without instructions from the beneficial owner of the shares and thus broker non-votes likely will occur. Since broker non-votes are not considered votes cast for a candidate, they will not have any effect on the election of directors.

Ratification of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the shares present in attendance online or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the selection of BDO as our independent registered public accounting firm. Abstentions will have the same effect as voting against this proposal. Brokers generally have discretionary authority to vote on the ratification of our independent registered public accounting firm; thus broker non-votes are generally not expected to result from the vote on this proposal.

How do I attend the Virtual Annual Meeting?

This year’s Annual Meeting will be held entirely online due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our partners, employees and stockholders. Stockholders as of April 22, 2021 will be able to attend and participate in the Annual Meeting online by accessing www.virtualshareholdermeeting.com/CDXS2021. To join the Annual Meeting, you will need to have your 16-digit control number which is included on your Notice of Internet Availability of Proxy Materials and your proxy card.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

Access to the Audio Webcast of the Annual Meeting. The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m., California time. Online access to the audio webcast will open approximately 10 minutes prior to the start of the Annual Meeting to allow time for you to log in and test the computer audio system. We encourage our stockholders to access the meeting prior to the start time.

Log in Instructions. To attend the online Annual Meeting, log in at www.virtualshareholdermeeting.com/CDXS2021. Stockholders will need their unique 16-digit control number which appears on the Notice of Internet Availability of Proxy Materials (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than April 29, 2021, so that you can be provided with a control number and gain access to the meeting.

Submitting Questions at the virtual Annual Meeting. Stockholders may submit questions in writing during the Annual Meeting on www.virtualshareholdermeeting.com/CDXS2021. Stockholders will need their unique control number which appears on their Notice of Internet Availability of Proxy Materials, the proxy card (printed in the box and marked by the arrow) and the instructions that accompanied the proxy materials.

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer questions submitted during the meeting in accordance with the Annual Meeting’s Rules of Conduct that are pertinent to the Company and the meeting matters, as time permits. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once. In order to promote fairness, efficient use of the Company’s resources and in order to ensure all stockholders are responded to, we will respond to up to two (2) questions from a single stockholder.

The Annual Meeting’s Rules of Conduct will be posted on www.codexis.com/investors approximately two weeks prior to the day of the Annual Meeting.

Technical Assistance. Beginning 10 minutes prior to the start of and during the virtual Annual Meeting, we will have support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

Solicitation of Proxies

Our board of directors is soliciting proxies for the Annual Meeting from our stockholders. We will bear the entire cost of soliciting proxies from our stockholders. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our common stock, which are beneficially owned by our stockholders, send Notices of Annual Meeting, proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will reimburse those record holders for their reasonable expenses.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of April 22, 2021 for:

•	each person known to us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors and director nominees; and

•	all directors and current executive officers as a group.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o Codexis, Inc., 200 Penobscot Drive, Redwood City, CA 94063. We have determined beneficial ownership in accordance with the rules promulgated by the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of April 22, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Percentage of beneficial ownership is based on 64,487,866 shares of common stock outstanding as of April 22, 2021.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
ARK Investment Management LLC (1)	6,338,809	9.8%
Baillie Gifford & Co (2)	5,795,398	9.0%
Nantahala Capital Management, LLC (3)	5,300,620	8.2%
BlackRock, Inc. (4)	4,699,732	7.3%
Casdin Partners Master Fund, L.P. (5)	4,330,000	6.7%

Named Executive Officers, Directors and Director Nominees:
John J. Nicols (6)	4,145,496	6.4%
Ross Taylor (7)	39,373	*
Jennifer Aaker, Ph.D.	15,540	*
Stephen Dilly, M.B.B.S., Ph.D.	17,905	*
Byron L. Dorgan (8)	182,790	*
Bernard J. Kelley (9)	226,136	*
Esther Martinborough, Ph.D.	7,262	*
Alison Moore, Ph.D.	17,905	*
David V. Smith (10)	76,501	*
Dennis P. Wolf	41,129	*
Patrick Y. Yang, Ph.D.	73,716	*
All executive officers and directors as a group (11 persons)	4,843,753	7.5%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)	Based solely on ownership information publicly published by ARK Investment Management LLC.
(2)

Based solely on a Schedule 13G/A (the “Baillie Gifford 13G/A”) filed by Baillie Gifford & Co. on January 12, 2021, with respect to shares of Codexis common stock beneficially owned by Baillie Gifford as of December 31, 2020. Based solely on the Baillie Gifford 13G/A, Baillie Gifford & Co. has sole voting power with respect to 4,554,204 shares of Codexis common stock and sole dispositive power with respect to 5,795,398 shares of Codexis common stock, and therefore Baillie Gifford & Co. may be deemed to have beneficial ownership with respect to 5,795,398 shares of Codexis common stock. Based solely on the Baillie Gifford 13G/A, shares of Codexis common stock reported on Baillie Gifford 13G/A as being beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The principal business address of Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, United Kingdom.

(3)

Based solely on a Schedule 13G/A (the “Nantahala 13G/A”) filed by Nantahala Capital Management, LLC (“Nantahala”), Wilmot B. Harkey and Dan Mack (collectively, the “Nantahala Reporting Persons”) on February 16, 2021 with respect to shares of Codexis common stock beneficially owned by the Nantahala Reporting Persons as of December 31, 2020. Wilmot B. Harkey and Dan Mack are the managing members of Nantahala. Based solely on the Nantahala 13G/A, each of the Nantahala Reporting Persons has shared voting and dispositive power with respect to shares of Codexis common stock, Nantahala may be deemed to be the beneficial owner of shares of Codexis common stock held by funds and separately managed accounts under its control, and as the managing members of Nantahala, each of Messrs. Harkey and Mack may be deemed to be a beneficial owner of those shares. The address of the Nantahala Reporting Persons is 130 Main St, 2nd Floor, Suite 200, New Canaan, CT 06840.

(4)

Based solely on a Schedule 13G/A (the “BlackRock 13G/A”) filed by BlackRock, Inc. (“BlackRock”) on January 29, 2021, with respect to shares of Codexis common stock beneficially owned by BlackRock as of

December 31, 2020. Based solely on the BlackRock 13G/A, BlackRock has sole voting power with respect to 4,550,947 shares of Codexis common stock and sole dispositive power with respect to 4,699,732 shares of Codexis common stock. The principal business address of BlackRock is 55 East 52nd Street, New York, NY 10055.
(5)

Based solely on a Schedule 13G/A (the “Casdin 13G”) filed by Casdin Capital, LLC, Casdin Partners Master Fund, L.P., Casdin Partners GP, LLC and Eli Casdin (collectively, the “Casdin Reporting Persons”) on February 11, 2021 with respect to shares of Codexis common stock beneficially owned by Casdin Reporting Persons as of December 31, 2020. Based solely on the Casdin 13G, each of the Casdin Reporting Persons has shared voting and dispositive power with respect to shares of Codexis common stock and each of the Casdin Reporting Persons may be deemed to be the beneficial owner of shares of Codexis common stock held by Casdin Partners Master Fund, L.P. The address of the Casdin Reporting Persons is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019.

(6)

Consists of (i) 552,259 shares owned directly by Mr. Nicols, (ii) 470,420 shares owned by a trust for the benefit of Mr. Nicols and his immediate family members, of which Mr. Nicols serves as trustee, and 3,122,817 shares issuable pursuant to stock options exercisable within 60 days of April 22, 2021.

(7)	Consists of (i) 6,192 shares owned directly by Mr. Taylor, (ii) 33,181 shares issuable pursuant to stock options exercisable within 60 days of April 22, 2021.
(8)	Consists of (i) 162,790 shares owned directly by Mr. Dorgan and (ii) 20,000 shares issuable pursuant to stock options exercisable within 60 days of April 22, 2021.
(9)	Consists of (i) 206,136 shares owned directly by Mr. Kelley and (ii) 20,000 shares issuable pursuant to stock options exercisable within 60 days of April 22, 2021.
(10)	Consists of 67,549 shares owned directly by a family trust of which Mr. Smith is trustee.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). These statements are based on our current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding actions to be taken by us. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, our quarterly reports on Form 10-Q and our current reports on Form 8-K.

ITEM 1

ELECTION OF DIRECTORS

Board Structure

Our bylaws provide for a fixed number of directors as set by the board of directors. There are currently nine directors on our board. The directors are divided into three classes, each of whom serves for a term of three years: Class I directors (who hold office until the close of the 2023 annual meeting of stockholders), Class II directors (who hold office until the close of the Annual Meeting) and Class III directors (who hold office until the close of the 2022 annual meeting of stockholders). At each annual meeting of stockholders, the term of one of the classes of directors expires. The class of directors with a term expiring at the Annual Meeting are the Class II directors, currently consisting of four directors, Jennifer Aaker, Ph.D., Bernard Kelley, Esther Martinborough, Ph.D. and John J. Nicols.

Director Nominees

Based upon the recommendation of our nominating and corporate governance committee, our board of directors has nominated each of Jennifer Aaker, Ph.D., Esther Martinborough, Ph.D. and John J. Nicols for election as a Class II director to our board. If elected, each director nominee would serve a three-year term expiring at the close of our 2024 annual meeting of stockholders, or until his or her successor is duly elected and qualified. Drs. Aaker and Martinborough, and Mr. Nicols currently serve on our board of directors and have agreed to be named in this proxy statement and to serve as a director if elected. Biographical information on each of the director nominees is furnished below under “Director Nominee Biographical Information.”

Set forth below is information regarding the director nominees as of April 22, 2021:

Name	Age	Director Since	Class/Term Expires
Jennifer Aaker, Ph.D.(1)	54	2020	Class II/2021
Esther Martinborough, Ph.D.(2)	55	2021	Class II/2021
John J. Nicols	57	2012	Class II/2021

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Science & Technology Committee.

Director Nominee Biographical Information

The following biographical information is furnished as of April 22, 2021 with regard to the director nominees.

Dr. Jennifer Aaker, PhD. has served as a director of Codexis since August 2020. Dr. Aaker brings to our board of directors a unique expertise in blending human well-being into business strategy, capitalizing on transformation through technology, and improving implementation of novel strategies that enhance growth and societal impact to deliver long-term, sustainable value for all stakeholders. Dr. Aaker is currently the General Atlantic Professor at the Stanford Graduate School of Business, and a leading behavioral scientist, scholar, and best-selling author. Dr. Aaker joined the faculty of Stanford University in 2005, today she studies how purpose and meaning shape the choices individuals make, how time can be spent in meaningful ways, and how technologies including Artificial Intelligence (AI) and Mixed Reality (XR) are redefining human interaction. She also teaches ground-breaking courses on Redefining Purpose, A New Type of Leader and Designing AI for Human Well-Being. She is the recipient of the Distinguished Scientific Achievement Award, Stanford Distinguished Teaching Award, Jaedicke Silver Apple Award, and the MBA Professor of the Year Award recognizing her as “one of the most creative thinkers and innovators.” Dr. Aaker currently serves on the board of directors and the audit committee of the Stephen and Ayesha Curry Eat. Learn. Play. Foundation, a director for Decarbonization Plus Acquisition (DCRB), and is an advisor to Fortune 100 companies including Goldman Sachs. Previously, Dr. Aaker has served on the board of directors of Corporate Visions, Inc., a provider of science-backed marketing and sales training programs, and as an advisor to X Development, LLC, a part of Alphabet. Dr. Aaker is widely published in leading scientific journals and featured in The Wall Street Journal, The Economist, The New York Times, Science, and The Atlantic. Dr. Aaker’s co-authored books include Humor, Seriously: Why Humor is a Secret Weapon in Business and Life, on how to use humor as an effective behavioral science tool to enhance stakeholder engagement, as well as The Dragonfly Effect, an award-winning book describing how to use behavioral insights to harness digital media to achieve unprecedented results. Previously, Dr. Aaker was a professor at the UCLA Anderson School of Management, where she conducted research that resulted in her seminal paper, Dimensions of Brand Personality, a model that empirically illuminates how to build strong global brands. Dr. Aaker holds a Ph.D. in business from the Stanford Graduate School of Business and a BA in psychology from the University of California, Berkeley.

Esther Martinborough, Ph.D. has served as a director of Codexis since February 2021. Dr. Martinborough brings to our board of directors significant experience as an executive of biotechnology and pharmaceutical companies as well as expertise in drug development. Dr. Martinborough has served as the Senior Vice President of Research at Escient Pharmaceuticals since August 2018. Previously, between 2008 and 2018, Dr. Martinborough held roles of increasing responsibility at Receptos, Inc., a biotechnology company acquired by Celgene in 2015. Most recently, from 2015 to 2018, Dr. Martinborough was Executive Director of Research at Receptos, where she headed the chemistry, biology and pharmacokinetics efforts focused on the selection of strategic new drug discovery programs in neurology and metabolic diseases. From 2008 to 2015, she served as Senior Director, Head of Chemistry at Receptos. Before Receptos, Dr. Martinborough held positions at Vertex Pharmaceuticals developing novel approaches to treating pain and at Ligand Pharmaceuticals focused on hormonal dysfunctions. She holds a Ph.D. from the Swiss Institute of Technology, Zurich, and performed post-doctoral studies at the University of Illinois, at Urbana-Champaign.

John J. Nicols has served as our President and Chief Executive Officer and as a director of Codexis since June 2012. Mr. Nicols brings to our board of directors his knowledge of Codexis as its President and Chief Executive Officer and his extensive prior management experience in the chemicals industry. Prior to that time, Mr. Nicols served in various capacities at Albemarle Corporation, a public company focused on the development, manufacture and marketing of highly engineered specialty chemicals, since he joined that company in 1990. Mr. Nicols most recently served as its Senior Vice President, Strategic Development and Catalysts, from March 2012 to June 2012. Mr. Nicols previously served as its Vice President, Catalysts from January 2007 to February 2012, its Vice President, Fine Chemistry from June 2002 to December 2006, its Division Vice President, Global Flame Retardants business from February 1999 through June 2002 and its Asia Pacific Business Director for the Bromine Chemicals business, based in Tokyo, Japan, from 1995 to 1998. Prior to his time with Albemarle Corporation, Mr. Nicols worked for three years in manufacturing and research and development for Hercules, Inc. Mr. Nicols has served on the board of directors of Molecular Assemblies, Inc since June of 2020. In addition, Mr. Nicols has served on the board of directors of California Life Sciences Association (formerly BayBio), a non-profit organization, since January 2014. In addition, Mr. Nicols has served on the board of directors of Solve ME/CFS Initiative, a non-profit organization, since January 2015, and currently serves as chairperson and on the executive and nominating committees of that organization. Mr. Nicols received a B.S. in Chemical Engineering from the Polytechnic Institute of New York University and an M.B.A. from the Sloan School of Management at the Massachusetts Institute of Technology.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.

Directors Not Standing for Election

Set forth below is information, as of April 22, 2021, for the members of the board who are not standing for election at this year’s Annual Meeting:

Name	Age	Director Since	Class/Term Expires
Stephen Dilly, M.B.B.S, Ph.D.(1)(2)	61	2020	Class I/2023
Alison Moore, Ph.D.(1)(3)	54	2020	Class I/2023
Patrick Yang, Ph.D.(1)(2)	73	2016	Class I/2023
Bernard J. Kelley(2)	79	2004	Class II/2021
Byron L. Dorgan(3)(4)	78	2011	Class III/2022
David V. Smith(4)	61	2016	Class III/2022
Dennis P. Wolf(3)(4)	68	2007	Class III/2022

(1)	Member of the Science & Technology Committee
(2)	Member of the Nominating and Corporate Governance Committee
(3)	Member of the Compensation Committee
(4)	Member of the Audit Committee

The following director biographical information is furnished as of April 22, 2021 with regard to our directors (other than our director nominees) who are not standing for election at this year’s Annual Meeting.

Stephen G. Dilly, M.B.B.S., Ph.D., has served as a director of Codexis since June 2020. Dr. Dilly brings to our board of directors extensive management experience in the life science industry and drug development experience. Since May 2020 Dr. Dilly has served as Chief Executive Officer of Sierra Oncology and as a member of Sierra’s board of directors. Dr. Dilly previously served as Chief Executive Officer of Aimmune Therapeutics from April 2014 to June 2018 and as a member of Aimmune’s board of directors from April 2013 to June 2018. Dr. Dilly was Chief Executive Officer of PhotoThera, Inc., a medical device company, from January 2012 to December 2012. From 2006 to 2011, Dr. Dilly served as President and Chief Executive Officer and a member of the board of directors of APT Pharmaceuticals, Inc., a drug development company. From 2007 to 2009, he was a member of the board of directors of Avigen, Inc., a biopharmaceutical company, which merged with MediciNova, Inc. in December 2009. From 2003 to 2006, he served as Chief Medical Officer and Senior Vice President of Development of Chiron BioPharma, a biotechnology company which was later acquired by Novartis International AG. From 1998 to 2003, Dr. Dilly held various management positions at Genentech, Inc., a biotechnology company, including Vice President of Development Sciences from 2002 to 2003 and Vice President of Medical Affairs from 1998 to 2001. From 1988 to 1998, Dr. Dilly held various management positions in drug development with SmithKline Beecham, PLC, a healthcare company in the U.K. Dr. Dilly currently serves on the boards of directors of Cognoa, Inc., a digital healthcare company, DNAtrix, a biotechnology company, Adjuvance Technologies, a biopharmaceutical company. From 2010 until September 2020, Dr. Dilly served as an independent director of Sangamo Biosciences, Inc., a biopharmaceutical company. Dr. Dilly received an M.B.B.S. from the University of London in the U.K. and a Ph.D. in cardiac physiology from University of London.

Byron L. Dorgan has served as a director of Codexis since February 2011. Mr. Dorgan brings to our board of directors experience in economic issues, policy making, health care and government affairs. Mr. Dorgan represented the State of North Dakota in the United States Senate from 1992 to January 2011, when he retired. Prior to serving in the United States Senate, Mr. Dorgan served in the United States House of Representatives from 1981 to 1992. During his time in the United States Senate, Mr. Dorgan served in the United States Senate Leadership, first as Assistant Democratic Floor Leader and then as Chairman of the Democratic Policy Committee. He also served as the Chairman of the Committee on Indian Affairs and was the senior Senator on the Appropriations, Energy and Commerce Committees. Prior to being elected to the United States House of Representatives, Mr. Dorgan served as North Dakota State Tax Commissioner from 1969 until 1980. Mr. Dorgan is a New York Times bestselling author of five books, including Take this Job and Ship It: How Corporate Greed and Brain-Dead Politics Are Selling Out America, Reckless! How Debt, Deregulation and Dark Money Nearly Bankrupted America, Blowout; Gridlock and The Girl in the Photograph. Mr. Dorgan is a Senior Fellow at the Bipartisan Policy Center, a non-profit Washington, D.C. think tank. Mr. Dorgan is chair of a Non-Profit Board, The Center for Native American Youth (CNAY), working with Native American youth living on Indian Reservations in the United States. Mr. Dorgan also serves a member of the Board of Governors of Argonne National Laboratory, and has served as an Adjunct Visiting Professor at Georgetown University. Mr. Dorgan holds a B.S. from the University of North Dakota and an M.B.A. from the University of Denver.

Bernard J. Kelley has served as a director of Codexis since April 2004. Mr. Kelley brings to our board of directors experience in pharmaceutical manufacturing, as well as senior management and financial operations experience. From 1993 to 2002, Mr. Kelley was the President of the Merck Manufacturing Division, a division of Merck & Co., Inc. (“Merck”), a global pharmaceutical company, and he served as a member of the Merck Management Committee from 1995 to 2002. Mr. Kelley previously served on the board of directors of Aegis Analytical Corporation, an enterprise software company, from 2004 to 2006, and on the board of directors and compensation and audit committees of MAP Pharmaceuticals, Inc., a biotechnology company focused on developing inhalation-based therapies which was acquired by Allergan, Inc. in March 2013, from May 2007 to March 2013. In addition, Mr. Kelley serves as a member of the board of trustees and the finance committee of the Catholic Foundation of Greater Philadelphia, a non-profit organization based in Philadelphia, and as a member of the board of trustees and finance committee of the National Liberty Museum, also a non-profit organization based in Philadelphia. Mr. Kelley holds a B.S. in engineering from the U.S. Naval Academy. Mr. Kelley’s term of directorship will expire at the Annual Meeting.

Alison Moore, Ph.D. has served as a director of Codexis since June 2020. Dr. Moore brings to our board of directors significant experience as an executive of biotechnology and pharmaceutical companies. Dr. Moore has served as Chief Technical Officer of Allogene Therapeutics, Inc. since June 2018. Prior to joining Allogene, she most recently served as Senior Vice President, Process Development at Amgen Inc. from January 2013 until June 2018. Dr. Moore has previously held senior roles at Amgen in Operations Technology from January 2013 until August 2014, Process and Product engineering from January 2011 until January 2013, and Corporate Manufacturing from August 2008 until December 2010. Prior to these positions, she was Vice President, Site Operations at Amgen’s Fremont, California, manufacturing facility, from March 2006 until August of 2008. Before re-joining Amgen, from 2005 to 2006, Dr. Moore was a Director in Chemistry, Manufacturing and Controls, and Regulatory Affairs at Genentech, Inc. Prior to Genentech, she held roles of increasing responsibility in Process Development at Amgen from 1996 through the end of 2004. Dr. Moore was a Postdoctoral Research Fellow at Genentech from 1993 to 1996, and prior to that, she was a Postdoctoral Research Fellow at the Medical University of Lübeck, Germany. Dr. Moore holds both a bachelor’s degree in Pharmacology with Honors and a Ph.D. in Cell Biology from Manchester University, England.

David V. Smith has served as a director of Codexis since March 2016. Mr. Smith brings to our board of directors extensive experience in financial management, corporate finance and corporate governance. Mr. Smith serves as Executive Vice President and Chief Financial Officer at Five Prime Therapeutics, a publicly traded company focused on discovering and developing novel immuno-oncology protein therapeutics. Previously, Mr. Smith served as Chief Operating Officer of IntegenX, a privately held company focused on rapid DNA identification technology, until its acquisition by Thermo Fisher Scientific in March 2018. Prior to IntegenX, he was Executive Vice President and Chief Financial Officer of Thoratec Corporation, a publicly-traded company focused on the development of advanced therapy options for the treatment of heart disease, from December 2006 until July 2011. Prior to joining Thoratec in 2006, Mr. Smith served as Vice President and Chief Financial Officer of Chiron Corporation, which he joined in 1999, and where he held a number of positions of increasing responsibility, including Vice President, Principal Accounting Officer and Controller, and Vice President of Finance. Mr. Smith served as the Vice President of Finance and Chief Financial Officer at Anergen Incorporated from 1997 to 1999. From 1988 to 1997, Mr. Smith served in various financial management positions with Genentech, Inc., both in the United States and Europe. He previously held finance positions at Syntex

Corporation and IBM Corporation. Mr. Smith previously served as chair of the Audit Committee and a Director of OncoGenex Pharmaceuticals, Inc., a publicly-traded biopharmaceutical company, and of Perlegen Sciences, Inc. He holds a B.A. in Economics and History from Willamette University and an M.B.A. specializing in finance from Golden Gate University.

Dennis P. Wolf has served as a director of Codexis since December 2007. Mr. Wolf brings to our board of directors extensive experience in financial management, corporate finance and public company corporate governance. Mr. Wolf served as Chief Financial Officer of DataStax, Inc., a private software company, from November 2013 to February 2017. Previously, Mr. Wolf served as Executive Vice President and Chief Financial Officer of Fusion-io Multisystems, a computer hardware and software company, from November 2009 to October 2013. Prior to Fusion-io, Mr. Wolf served as Executive Vice President and Chief Financial Officer of MySQL AB. Mr. Wolf has served as Chief Financial Officer of several public and private companies including Centigram Communications, Credence Systems, DataStax, Omnicell and Redback Networks. Earlier in his career he held executive positions at both Apple Computer and Sun Microsystems. Mr. Wolf has been a director and chair of the audit committee for other public companies including Quantum Corporation, Avanex Corporation, Bigband Networks, Komag, Inc., Registry Magic, Inc., Vitria Technology, Inc., Alphaeon Corporation and Exponential Interactive, Inc. He holds a B.A. from the University of Colorado (where he was a member of Phi Beta Kappa) and an M.B.A. from the University of Denver.

Patrick Y. Yang, Ph.D. has served as a director of Codexis since February 2014. Dr. Yang brings to our board of directors significant experience in pharmaceutical manufacturing and process development. From September 2017 to January 2019, Dr. Yang served as Executive Vice President of Juno Therapeutics, Inc., a biopharmaceutical company focused on developing innovative cellular immunotherapies for the treatment of cancer. From January 2010 to March 2013, Dr. Yang served as Head of Global Technical Operations for F. Hoffmann-La Roche Ltd., where he was responsible for the company’s pharmaceutical and biotechnology manufacturing operations, process development, quality, regulatory, supply management and distribution functions. From December 2003 to December 2009, Dr. Yang worked for Genentech, where he most recently served as Executive Vice President of Product Operations, and was responsible for Genentech’s manufacturing, process development, quality, regulatory affairs and distribution functions. Prior to joining Genentech, Dr. Yang worked for Merck, where he held several leadership roles including Vice President of Asia/Pacific Manufacturing Operations and Vice President of Supply Chain Management. He also previously worked at General Electric Co. and Life Systems, Inc. Dr. Yang currently serves on the board of directors of Acepodia, Inc., a privately held biotechnology company focused on developing novel, targeted, allogeneic cell therapies to treat cancers, AltruBio, Inc., a biotechnology company, Amyris, Inc., a public synthetic biology/biotechnology company, Antheia, Inc., a synthetic biology company, PharmaEssentia Corporation (Taiwan), a public clinical-stage biotechnology company, and Sana Biotechnology, Inc., a public biotechnology company. Dr. Yang also serves as Executive Vice Chairman of National Resilience, Inc. Dr. Yang holds a B.S. in Engineering from the National Chiaotung University in Taiwan, an M.S. in Electrical Engineering from the University of Cincinnati and a Ph.D. in Engineering from the Ohio State University.

Executive Officers

The executive officers of Codexis are set forth below with their ages as of April 22, 2021:

Name	Age	Position
John J. Nicols	57	President and Chief Executive Officer
Ross Taylor	57	Senior Vice President and Chief Financial Officer

Executive Officer Biographical Information

The following biographical information is furnished with regard to our executive officers (except for Mr. Nicols, whose biographical information appears above under “Directors Not Standing for Election”) as of April 22, 2021:

Ross Taylor has served as our Senior Vice President and Chief Financial Officer since August 2019. Prior to joining Codexis, Mr. Taylor served as Vice President and Chief Financial Officer of Abaxis, Inc., a public point-of-care blood diagnostics company serving the veterinary and human healthcare markets. Mr. Taylor served in this role from August 2015 through July 2018, when Zoetis acquired Abaxis. Previously, Mr. Taylor was Vice President of Business Development & Investor Relations at Abaxis from October 2014 through July 2015. Prior to Abaxis, Mr. Taylor worked for more than 20 years in equity research at various Wall Street firms including CL King & Associates, where he was Senior Vice President/Equity Research Analyst from July 2005 through October 2014, UBS, and Smith Barney. Mr. Taylor earned a Master of Business Administration degree at Columbia Business School with concentrations in accounting and finance, and a Bachelor’s degree in Economics from Duke University.

CORPORATE GOVERNANCE MATTERS

Composition of the Board of Directors

Our amended and restated certificate of incorporation provides that the authorized number of directors may be changed only by resolution of the board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change of control at our Company. Of the members of our board of directors and nominees to serve as members of our board of directors, Messrs. Dorgan, Kelley, Smith and Wolf and Drs. Aaker, Martinborough, Moore, Dilly and Yang are independent directors as defined under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”). There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

The role of Chairman of our board of directors is separate from the Chief Executive Officer position in order to ensure independent leadership of the board of directors. Our board of directors has determined that its structure is appropriate to fulfill its duties effectively and efficiently, so that our Chief Executive Officer can focus on leading our Company, while the Chairman can focus on leading the board of directors in overseeing management.

Board Meetings

Our board held nine meetings during fiscal year 2020. During fiscal year 2020, all of our directors attended at least 75% of the combined total of (i) all board meetings held during the period for which each such director was a member of the board and (ii) all meetings of committees of the board of which the director was a member. Each board member is free to suggest the inclusion of items on the agenda for each board meeting. The board regularly meets in executive session without management or other employees present. The board encourages its members to attend its annual meetings of stockholders. Mr. Nicols was the only member of our board of directors to attend our 2020 annual meeting of stockholders.

Board Committees

Our board of directors has the following standing committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a science and technology committee. The composition and responsibilities of the audit committee, the compensation committee, the nominating and corporate governance and science and technology committee are described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors.

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee selects the independent registered public accounting firm; evaluates the independent registered public accounting firm’s qualifications, independence and performance; determines the engagement of the independent registered public accounting firm; reviews and approves the scope of the annual audit and the audit fees; discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly consolidated financial statements; approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law; reviews our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

reviews our critical accounting policies and estimates; and annually reviews the audit committee charter and the committee’s performance. Additionally, our audit committee reviews the relevant facts and circumstances of any related party transactions and reviews the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics. The current members of our audit committee are David V. Smith, Byron L. Dorgan and Dennis P. Wolf. Mr. Smith serves as the chair of the committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that each of Messrs. Smith and Wolf is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under applicable Nasdaq rules. Each of the members of our audit committee qualifies as an independent director under the applicable rules and regulations of the SEC and Nasdaq listing standards relating to audit committee independence. Our audit committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. The audit committee charter can be found in the corporate governance section of our website at www.codexis.com. The audit committee met five times during fiscal year 2020.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Our compensation committee reviews and approves corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. Our compensation committee also reviews and approves the grants of stock options and other equity awards under our stock plans. Our compensation committee reviews and evaluates, at least annually, the performance of the compensation committee and its members, including compliance of the compensation committee with its charter. In 2020, the members of our compensation committee were Pam P. Cheng (until June 2020), Alison Moore, Ph.D. (beginning in June 2020), Byron L. Dorgan and Dennis P. Wolf. The current members of our compensation committee are Dr. Moore and Messrs. Dorgan and Wolf. Mr. Dorgan serves as the chair of the committee. Each of the members of our compensation committee is an independent director under the Nasdaq listing standards and an “outside” director under the applicable rules and regulations under the Internal Revenue Code of 1986, as amended, relating to compensation committee independence. Our compensation committee operates under a written charter, which can be found in the corporate governance section of our website at www.codexis.com. The compensation committee met seven times during fiscal year 2020.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. In 2020, the members of our nominating and corporate governance committee were Jennifer Aaker, Ph.D. (beginning in November 2020), Thomas Baruch (until June 2020), Stephen Dilly, M.B.B.S., Ph.D. (beginning in June 2020), Bernard J. Kelley and Patrick Y. Yang, Ph.D. The current members of our nominating and corporate governance committee are Drs. Aaker, Dilly and Yang, and Mr. Kelley. Dr. Yang serves as the chair of the committee. Mr. Kelley will cease to serve as a member of the nominating and corporate governance committee following the Annual Meeting. Each of the members of our nominating and corporate governance committee is an independent director under Nasdaq listing standards relating to nominating and corporate governance committee independence. The nominating and corporate governance committee operates under a written charter, which can be found in the corporate governance section of our website at www.codexis.com. The nominating and corporate governance committee met seven times during fiscal year 2020.

Science and Technology Committee

Our science and technology committee assists our board of directors and management in understanding emerging or evolving scientific or technological issues of importance to the Company, the status and progress of our research and development programs and our intellectual property position. In addition, the science and technology committee advises management on our technology development programs in order to enable us to achieve our long-term strategic technology development objectives. In 2020, the members of our science and technology committee were Thomas R. Baruch (until June 2020), Pam P. Cheng (until June 2020), and Drs. Stephen Dilly, Alison Moore and Patrick Y. Yang. Dr. Esther Martinborough was appointed to our science and technology committee in February 2021. The current members of our science and technology committee are Drs. Dilly, Martinborough, Moore and Yang. Dr. Dilly serves as the chair of the committee. The science and technology committee operates under a written charter, which can be found in the corporate governance section of our website at www.codexis.com. The science and technology committee met six times during fiscal year 2020.

Risk Oversight

Our board of directors generally oversees corporate risk in its review and deliberations relating to our activities, including financial and strategic risk relevant to our operations. In addition, our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. The audit committee oversees management of financial risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive and other compensation plans and arrangements and employee retention. The nominating and corporate governance committee manages risks associated with the independence of our board of directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Our board of directors believes that administration of its risk oversight function has not affected the board of directors’ leadership structure.

Risk Assessment and Compensation Practices

Our management assesses and discusses with our compensation committee our compensation policies and practices for our employees as they relate to our risk management and, based upon this assessment, we believe that any risks arising from such policies and practices are not reasonably likely to have a material adverse effect on us in the future.

Our employees’ base salaries are fixed in amount and thus we do not believe that they encourage excessive risk-taking. While performance-based cash bonuses and, in respect of our sales team, sales commissions, focus on achievement of short-term or annual goals, which may encourage the taking of short-term or annual risks at the expense of long-term results, we believe that our compensation policies help mitigate this risk and that our performance-based cash bonuses and, in respect of our sales team, sales commissions, are limited, representing a small portion of the total compensation opportunities available to most employees. We also believe that our performance-based cash bonuses and sales commissions appropriately balance risk and the desire to focus our employees on specific short-term goals important to our success, and do not encourage unnecessary or excessive risk-taking.

A portion of the compensation provided to our eligible employees is in the form of long-term equity-based incentives that we believe are important to help further align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

Director Nominations and Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, takes into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company and a general understanding of marketing, finance and other elements relevant to the success of a publicly-traded company in today’s business environment; experience in Codexis’ industry and relevant social policy concerns; experience as a board member of another publicly held company; academic expertise in an area of Codexis’ operations; practical and mature business judgment, including the ability to make independent analytical inquiries; and diversity of business or career experience relevant to the success of Codexis, such as public policy and government relations. The board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The nominating and corporate governance committee may decide to retain an executive search firm to identify director candidates, and if so, will identify the search firm and approve the search firm’s fees and other retention terms and will specify for the search firm the criteria to use in identifying potential candidates, consistent with the director qualification criteria described above. The nominating and corporate governance committee will also consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the board at an annual meeting, the stockholder must provide notice to Codexis, which notice must be delivered to, or mailed and received at, Codexis’ principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times and in the forms required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee and the nominating person, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s and the nominating person’s indirect and direct interests in shares of our common stock, information regarding the relationships between the proposed nominee and the nominating person (and such nominating person’s affiliates and those with whom the nominating person is acting in concert), and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, upon request to our Secretary, at 200 Penobscot Drive, Redwood City, California 94063. Candidates recommended by our stockholders are evaluated in the same manner as candidates identified by a member of the nominating and corporate governance committee.

Compensation Committee Interlocks and Insider Participation

During 2020, Ms. Cheng (until June 2020), Messrs. Dorgan and Wolf, and Dr. Moore (beginning in June 2020) served as members of our compensation committee. None of the members of our compensation committee in 2020 nor any of the current members of the compensation committee, has at any time during the prior three years been an officer or employee of Codexis. None of our executive officers currently serves, or in the prior three years has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee.

Communication with the Board

Interested persons, including stockholders, may communicate with our board of directors by sending a letter to our Secretary at our principal executive offices at 200 Penobscot Drive, Redwood City, California 94063. Our

Secretary will submit all correspondence to the chairman of the board directors and to any specific director to whom the correspondence is directed.

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our code of business conduct and ethics can be found in the corporate governance section of our website at www.codexis.com. In addition, our code of business conduct and ethics is available in print to any person without charge upon request. Please direct all requests to our Secretary at our principal executive offices at Codexis, Inc., 200 Penobscot Drive, Redwood City, California 94063. We intend to disclose future amendments to certain provisions of our code of business conduct and ethics, or waivers of such provisions, applicable to our directors and officers, on our website identified above.

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Compliance Program provides that no employee, officer, director, consultant or contractor, or any family member or member of the same household of any such person, should not directly or indirectly participate in transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety, including short sales and the purchase or writing of put or call options. In addition, our Insider Trading Compliance Program specifically prohibits short sales, put and call options and other hedging transactions under 10b5-1 trading plans. In addition, our Insider Trading Compliance Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

Director Compensation

Our non-employee director compensation policy provides for the following annual cash compensation to our non-employee directors: an annual cash retainer of $50,000 for their service as members of the board, other than the chairman of the board, who receives an annual cash retainer of $110,000; an additional annual cash retainer of $20,000 per year to members of our compensation committee, other than the chairperson of our compensation committee, who receives an additional annual cash retainer of $30,000 per year; an additional annual cash retainer of $10,000 per year to members of our nominating and corporate governance committee, other than the chairperson of our nominating and corporate governance committee, who receives an additional annual cash retainer of $15,000 per year; $20,000 per year to members of our audit committee, other than the chairperson of our audit committee, who receives an additional annual cash retainer of $30,000 per year; and $10,000 per year to members of the science and technology committee, other than the chairperson of our science and technology committee, who receives an additional cash retainer of $15,000. These cash retainers are paid quarterly in arrears.

In addition to the annual cash retainers, our non-employee director compensation policy provides that, upon election to our board of directors, each non-employee director is automatically granted an initial restricted stock award covering a number of shares of our common stock equal to $200,000 divided by the per share closing trading price of our common stock on the date of grant. Such initial restricted stock awards vest as to one-third of the total number of shares subject to the award on the first anniversary of the date the director commences service on our board of directors, with the remainder of the award vesting and becoming exercisable at a rate of one-third of the total number of shares subject to the award each year thereafter, subject to the director’s continued service to the Company on each applicable vesting date. In addition, the policy provides that, on the date of each annual meeting of stockholders, each non-employee director is granted a restricted stock award covering a number of shares of our common stock equal to $100,000 divided by the per share closing trading price of our common stock on the date of grant. Such annual restricted stock awards vest as to all of the shares subject to the award on the earlier of the first anniversary of the date of grant or the next annual stockholder meeting, subject to the director’s continued service to the Company on such vesting date.

The target values of the initial and annual restricted stock awards granted to our non-employee directors described above reflects increases in target value from $100,000 and $85,000, respectively, that were approved by the board of directors in November 2019 and February 2020, respectively, upon the Compensation Committee’s recommendation, following a review of a competitive assessment performed by Compensia. Such increase was intended to position the target values of the initial and annual grants closer to the median of our peers.

The following table sets forth information regarding compensation earned by our non-employee directors who served during the fiscal year ended December 31, 2020:

2020 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total
Jennifer Aaker, Ph.D.(2)	$21,277	$200,000	—	$221,277
Thomas R. Baruch(3)	32,083	—	—	32,083
Pam P. Cheng(3)	38,958	—	—	38,958
Stephen Dilly, M.B.B.S, Ph.D.(4)	40,625	199,999	—	240,624
Byron L. Dorgan	100,000	99,994	—	199,994
Bernard J. Kelley	120,000	99,994	—	219,994
Alison Moore, Ph.D.(4)	43,333	199,999	—	243,332
David V. Smith	80,000	99,994	—	179,994
Dennis P. Wolf	90,000	99,994	—	189,994
Patrick Y. Yang, Ph.D.	75,000	99,994	—	174,994

(1)

The amounts reported in this column reflect the grant date fair value of stock awards granted during the fiscal year ended December 31, 2020 calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The following table sets forth the outstanding equity awards held by each of our non-employee directors as of December 31, 2020:

Name	Number of Shares Subject to Outstanding Options	Number of Shares of Restricted Stock Outstanding
Jennifer Aaker, Ph.D.	—	15,540
Thomas R. Baruch	—	—
Pam P. Cheng	—	—
Stephen Dilly, M.B.B.S, Ph.D.	—	17,905
Byron L. Dorgan	70,000	8,952
Bernard J. Kelley	40,000	8,952
Alison Moore, Ph.D.	—	17,905
David V. Smith	—	8,952
Dennis P. Wolf	—	8,952
Patrick Y. Yang, Ph.D.	—	8,952

(2)	Dr. Aaker was appointed to our board of directors effective August 5, 2020.
(3)	Mr. Baruch and Ms. Cheng did not stand for re-election at our 2020 annual meeting of stockholders.
(4)	Dr. Dilly and Dr. Moore were elected to our board of directors at our 2020 annual meeting of stockholders.

Dr. Martinborough, who joined our board of directors in February 2021, did not earn any compensation during the fiscal year ended December 31, 2020, and is therefore omitted from the tables above.

ITEM 2

RATIFICATION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected BDO USA, LLP, or BDO, as our independent registered public accounting firm for the year ending December 31, 2021, and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. BDO has audited our financial statements since the year ended December 31, 2013. A representative of BDO is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

Stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board is submitting the selection of BDO to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain BDO. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in our and our stockholders’ best interests.

Principal Accounting Fees and Services

BDO provided audit, audit-related, tax and other services to us during the fiscal years ended December 31, 2020 and 2019 as follows:

Type of Fees	Fiscal 2020	Fiscal 2019
Audit Fees	$1,172,563	$1,083,559
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total	$1,172,563	$1,083,559

Audit Fees

This category includes fees associated with professional services rendered for the audit of our annual financial statements and the effectiveness of our internal control over financial reporting, issuance of consents in connection with registration statements and for the review of our interim financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees

There were no fees for services rendered by BDO that fall into the classification of audit-related fees for the fiscal years ended December 31, 2020 and 2019.

Tax Fees

There were no fees for services rendered by BDO that fall into the classification of tax fees for the fiscal years ended December 31, 2020 and 2019.

All Other Fees

There were no fees for services rendered by BDO that fall into the classification of All Other Fees for the fiscal years ended December 31, 2020 and 2019.

Pre-Approval Policies and Procedures

Before an independent registered public accounting firm is engaged by Codexis or its subsidiaries to render audit or non-audit services, our audit committee must review the terms of the proposed engagement and pre-approve the engagement. Our audit committee may delegate authority to a member of the audit committee to provide such pre-approvals for audit or non-audit services, provided that such person will be required to report all such pre-approvals to the full audit committee at its next scheduled meeting. All fees paid to BDO for audit and non-audit services provided during fiscal years 2020 and 2019 were pre-approved by the audit committee in accordance with the policy described above.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The following overview highlights and summarizes information regarding executive compensation and does not purport to contain all of the information that is necessary to gain an understanding of our executive compensation policies and decisions. Please carefully read the Compensation Discussion and Analysis section and the compensation tables and related disclosures that follow for a more complete understanding of our executive compensation program.

Codexis, Inc. develops biocatalysts for the pharmaceutical and fine chemicals markets as well as enzymes as biotherapeutics and for molecular diagnosis. Our business requires a talented, motivated and capable leadership team. To that end, our executive compensation program plays a vital role in our ability to attract, retain and motivate top talent for continued business success.

2020 Executive Compensation Program Summary. Our executive compensation program is designed to attract and retain talented individuals to lead, manage and operate all aspects of our business and reward and retain those individuals who continue to meet our high expectations over time. Our executive compensation program combines short- and long-term components, cash and equity and fixed and contingent payments in the amounts and proportions that we believe are most appropriate to incentivize, retain and reward our named executive officers for achieving our objectives. Our executive compensation program is also intended to make us competitive in our industry, where there is considerable competition for talented executives.

Our named executive officers for fiscal 2020 were John J. Nicols, our President and Chief Executive Officer and Ross Taylor, our Senior Vice President and Chief Financial Officer.

2020 Performance Highlights

Despites significant challenges during 2020 from the global COVID-19 pandemic we grew our total revenues by 1% during the year. From mid-March 2020 through the end of April 2020, in response to governmental orders governing the operation of businesses during the pandemic, we temporarily closed our Redwood City, California facilities, which resulted in a suspension of research and development and pilot plant operations. In May 2020, we initiated limited operations and gradually ramped up our research and development activities, eventually returning them to normal levels, and we resumed manufacturing at our Redwood City pilot plant.

During 2020, we stayed committed to delivering for our customers and executing our strategic plan. We also took proactive action to enable employee safety and goodwill by implementing new procedures and workflows within our facilities and facilitating work-from-home options for our employees. As a result, despite the challenges we faced during 2020, we achieved the following financial and operational highlights during the year:

•	We delivered our 7th consecutive year of year-over-year revenue growth in 2020.

•	Top line revenues were $69M and product revenues were $30M.

•	Product gross margin was 55%—an increase from 47% in 2019.

In 2020, we achieved major wins and milestones:

•	We grew both top line revenue and product sales, despite the headwinds of global uncertainty and resourcing constraints imposed by COVID-19.

•	We successfully onboarded critical new leaders and signed landmark agreements in both of our core business units.

•	We completed a successful fund raise in the 4th quarter, to stage us for future investment and growth.

Commitment to Pay-for-Performance. We have structured our executive compensation programs to provide our named executive officers appropriate incentives to drive positive and sustainable long-term results. We believe that our executive compensation program is appropriately sensitive to Company financial performance and long-term stockholder returns, as the largest portion of our named executive officers’ compensation is in the form of performance-based cash and equity-based long-term incentive awards.

The key components of our compensation program for our named executive officers and actions taken in 2020 with respect to those components are as follows:

•

Limited Base Salary Increases. Base salaries represent a fixed component of our executive compensation program that are intended to keep us competitive with the market while remaining cost effective and providing security to our named executive officers as a predictable stream of income. In 2020, our named executive officers received limited base salary increases of 3.0% over their 2019 base salary levels.

•

Below Target Annual Cash Incentive Bonus Payments. Our named executive officers participate in the Executive Incentive Compensation Plan. For 2020, our compensation committee determined that the Company had achieved an 90% achievement factor overall, following adjustments to take into account the impact of the COVID-19 pandemic, based on our achievement of key goals relating to corporate revenue, performance enzymes growth margin, major biotherapeutics publicity events, strategic performance enzymes and biotherapeutics deliverables, safety and technology development. We believe that the contingent nature of the award of annual cash bonuses for 2020 reflects our continued emphasis on pay-for-performance.

•

Equity Awards as a Key Component of Compensation. Our compensation committee provides a significant portion of our named executive officers’ target total direct compensation opportunity in the form of equity awards which we believe helps align the interests of our named executive officers with our stockholders and provide our named executive officers incentive to drive long-term growth in our stock price.

•

Performance-Based Equity Awards. Further demonstrating our board of directors’ commitment to our pay-for-performance philosophy, in 2020, we granted performance-based equity awards to our named executive officers as part of the executives’ long-term incentive program, the value of which may only be realized if the applicable performance metrics are achieved or exceeded.

Commitment to Strong Governance Standards. We are committed to having strong governance standards with respect to our executive compensation policies and practices. The Company has a number of executive compensation practices that we believe reflect the interests of our stockholders and governance best practices, including:

•	We use a mix of fixed and variable compensation, with an emphasis on variable, at-risk performance-based compensation.

•	We have no “gross up” agreements or entitlements of excise taxes on severance or other payments in connection with a change in control.

•	We do not offer any other “gross up” agreements or entitlements on perquisites and benefits, except for relocations that are under our control and are at our direction.

•	We provide for multi-year vesting periods for equity award grants to reinforce a culture in which the Company’s executives remain focused on the Company’s long-term success.

•	We offer minimal perquisites to our named executive officers.

•	We do not maintain any pension benefits or nonqualified deferred compensation plans.

•

Our compensation committee engages its own independent compensation consultant, Compensia, Inc. (“Compensia”), which performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

•	Based on our annual risk assessment, our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on the Company.

•	Mr. Nicols, our President and Chief Executive Officer, is subject to significant stock ownership guidelines.

Stockholder Advisory Vote on Executive Compensation

At our 2020 annual meeting of stockholders, our stockholders voted in a non-binding advisory vote to approve the compensation of our named executive officers. Our compensation committee reviewed the result of the 2020 stockholders’ advisory vote on the compensation of our named executive officers and, in light of the approval by a substantial majority of our stockholders of the compensation programs described in our 2020 proxy statement (representing approximately 93% of the shares represented in person or by proxy at the meeting and entitled to vote), did not implement any significant changes to our executive compensation program as a result of the stockholders’ advisory vote. Consistent with the stated preference of a majority of our stockholders (representing approximately 53% of the shares represented in person or by proxy at the meeting and entitled to vote) in 2017, our compensation committee determined that we will hold a “say-on-pay” vote every three years. Accordingly, we anticipate that our next advisory vote on our named executive officers’ compensation will be held at our 2023 annual meeting.

Objectives and Philosophy of Our Executive Compensation Program

Our compensation program for our named executive officers is designed to achieve the following objectives:

•	attract, engage and retain executives of superior ability, experience and managerial talent enabling us to be an employer of choice in our highly competitive and dynamic industry;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success;

•

encourage and inspire our executives to achieve key corporate performance objectives by linking base salary increases and incentive award opportunities to the achievement of individual and company-wide short- and long-term goals; and

•

align the interests of our executives and stockholders by providing a significant portion of total compensation opportunities for our executive officers in the form of direct ownership in our Company through stock options and other equity incentive awards, which will motivate executives to increase stockholder value.

Components of Our Executive Compensation Program and Determination of Compensation

The components of our executive compensation program consist primarily of base salaries, annual cash incentive bonuses, equity awards and broad-based benefits programs. We combine short-term compensation components (such as base salaries and annual cash incentive bonuses) and long-term compensation components (such as equity incentive awards) to provide an overall compensation structure that is designed to both attract and retain key executives as well as provide incentive for the achievement of short- and long-term corporate objectives.

Our compensation committee is responsible for evaluating and administering our compensation programs and practices for our named executive officers. Our compensation committee uses its judgment and experience and the recommendations of our Chief Executive Officer with respect to the compensation for our named executive officers (other than himself) to determine the appropriate mix of short- and long-term compensation components for each named executive officer. Short- and long-term compensation components are balanced to encourage each named executive officer to use his time and talents to accomplish both our short- and long-term corporate objectives. Our Chief Executive Officer generally attends our compensation committee meetings to provide input on factors that may influence our compensation committee members’ consideration of compensation programs and individual compensation, including individual performance (other than with respect to their own performance), financial, legal and compensation parity considerations. In addition, our Chief Financial Officer and other members of management occasionally attend such compensation committee meetings when their expertise may be required based on the issues being discussed. No named executive officer is present at the meetings at the time that his own compensation is being reviewed by the compensation committee. Our compensation committee analyzes each of the primary elements of our compensation program to ensure that our executive officers’ overall compensation is competitive with executive officers in similar positions at comparable companies in our labor market and to ensure internal compensation equality among incentive awards for our employees, including our named executive officers.

Our compensation committee determines compensation for our executive officers, including our named executive officers, in large part based upon our financial resources, as well as competitive market data. Our compensation committee has engaged Compensia to provide competitive market data and to provide advisory support to the compensation committee with regards to the compensation of our named executive officers. Compensia works directly with our compensation committee and did not provide any non-compensation related services to us during 2020. After review and consultation with Compensia, the compensation committee determined that Compensia is independent and that there is no conflict of interest resulting from retaining Compensia currently or during 2020. In reaching these conclusions, our compensation committee considered the factors set forth in the SEC rules and Nasdaq listing standards.

In November 2019, based on the recommendation of Compensia, our compensation committee adopted a peer group of companies to serve as a reference when reviewing the compensation levels for our named executive officers for 2020. The companies that formed our 2020 compensation peer group were selected from biotechnology and chemical companies having business models and financial characteristics similar to us. Following best practices, we specifically selected companies that generally fell within the range of 0.5–2.0x of our Company in terms of revenue and within the range of 0.33–3.0x of market capitalization. The 2020 compensation peer group consisted of the following companies:

• Acceleron Pharma	• FutureFuel
• Aeglea BioTherapeutics	• Inovio Pharmaceuticals
• Amyris	• Intellia Therapeutics
• Arrowhead Pharmaceuticals	• Intrexon
• Atrion	• Invitae
• Avid Bioservices	• Meridian Bioscience
• ChromaDex	• Momenta Pharmaceuticals
• Cytokinetics	• Sangamo Therapeutics
• CytomX Therapeutics	• Seres Therapeutics

This 2020 peer group was determined following review of the peer group referenced for reviewing the 2019 compensation of our named executive officers, and appropriate changes were made based on the updated selection criteria.

As compared to our 2020 peer group, as of January 15, 2020, the Company was at the 54th percentile for the last four quarters’ revenue and the 65th percentile for 30 day average market capitalization. In addition to data from our 2020 peer group, our compensation committee considered market analysis from Compensia using data from the Radford Global Life Sciences Compensation Survey. Our compensation committee was not made aware of the constituent companies in the survey. For our 2020 assessment of executive compensation, Compensia’s analysis was based on 2019 proxy data pulled forward to July 2020 using a 3% update factor.

In determining the 2020 compensation for our named executive officers, we believe that the practices of the companies in the compensation peer group provided our compensation committee with relevant compensation information, not only because of the similarity of their business models and financial characteristics, but because several of these companies have similar organizational structures and tend to compete with us for executive talent.

In November 2020, based on Compensia’s recommendation, our compensation committee adopted an updated peer group for our 2021 executive compensation analysis using the same industry and financial characteristics as for the 2021 peer group. Of the 2020 peer group, we removed five companies that were outside the selection criteria or acquired (Acceleron Pharma, Arrowhead Pharmaceuticals, Intrexon and Invitae). These companies were replaced by Fluidigm, ImmunoGen, Pacific Biosciences of California, Precigen and Quanterix.

Our overall compensation philosophy is to generally target the median of the market for base salaries and above the median for total cash and equity incentives, with annual cash and equity incentives tied to Company and individual achievement such that actual total compensation levels will be generally aligned with performance. The compensation committee works within the general framework of this market-competitive philosophy to determine each component of our named executive officers’ compensation packages based on numerous factors, including:

•	the demand for the particular skill sets we need within the marketplace;

•	performance goals and other expectations for the position and the individual;

•	the individual’s background and relevant expertise, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons at the companies that participate in the surveys that we review; and

•	comparison to other executives within our Company having similar levels of expertise and experience.

During 2020, our compensation committee reviewed all aspects of our executive compensation program, including base salaries, annual cash incentive bonuses and equity incentive targets for each of our named executive officers.

Based on our 2021 peer group and the Radford Global Life Sciences Compensation Survey, using 2020 proxy data updated to July 2020 with a 3% update factor, the total cash compensation and value of long-term incentive for each of our named executive officers was at or above the 70th percentile of market, which reflects the competitiveness of the markets in which we compete for executive talent as well as other factors, including Company and individual performance and criticality to the organization.

Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element of our executive compensation program, to a greater or lesser extent, serves each of our objectives as set forth above.

Annual Cash Compensation

Base Salary

The base salaries of our named executive officers are reviewed annually and adjusted when necessary to reflect individual roles and performance and the competitive market. Our compensation committee also reviews each named executive officer’s annual base salary in comparison with other executives who are at the same level at our Company and seeks parity among executives within our Company who have similar levels of responsibility and authority. Our compensation committee believes that a competitive base salary is a necessary element of any compensation program designed to attract and retain talented and experienced executives. We also believe that competitive base salaries can motivate and reward executives for their overall performance.

In February 2020, our compensation committee determined to approve modest base salary increases of 3.0% for Messrs. Nicols and Taylor, which were intended to approximate a cost of living adjustment, consistent with salary increases approved for our senior vice presidents overall. The 2020 annual base salary for Mr. Nicols was $690,000 and the 2020 annual base salary for Mr. Taylor was $412,000.

Annual Cash Incentive Bonuses

Our compensation philosophy with respect to annual cash incentive bonuses is consistent with our overall compensation program philosophy. The annual cash incentive bonus is directed at tying individual compensation to both corporate and individual performance while maintaining market-competitive compensation. Performance, as measured against individual performance and corporate goals, directly determines the level of bonus payment.

Our annual cash bonus program (the “Executive Incentive Compensation Plan”) is comprised of three elements that factor into the cash incentive bonus paid to our named executive officers: the annual cash incentive bonus targets, the company performance factor and the individual performance factor, each of which is set by our compensation committee.

For 2020, our compensation committee approved the same target bonus percentages as in 2019 for each of Messrs. Nicols and Taylor, which were 75% for Mr. Nicols and 50% for Mr. Taylor. Target bonus percentages generally correlate to the level of responsibility of the named executive officer, with higher target bonus percentages reserved for executives having more responsibility.

The target bonus percentage for our Chief Financial Officer is established based on our Chief Executive Officer’s evaluation of the corporate goals over which he has control or influence given his position with the Company and the market practices of the companies in our compensation peer group. Our compensation committee considers similar factors in setting the target bonus percentage for our Chief Executive Officer.

In February 2020, prior to the full emergence of the COVID-19 pandemic, our compensation committee approved the following pre-established performance goals as set forth below, along with their weights, for determining the Company performance factor under our Executive Incentive Compensation Plan for 2020:

Goal	Weight
Corporate revenue	30%
Performance enzymes gross margin	10%
Major biotherapeutics publicity events	10%
Strategic performance enzymes deliverables	20%
Strategic biotherapeutics deliverables	20%
Safety	5%
Technology development	5%

Threshold, target and superior levels of achievement were set for each of our performance goals, corresponding to achievement at 50%, 100% and 150% of target, respectively. The threshold, target and superior levels for our 2020 corporate revenue goal were $71.5 million, $79.4 million and $87.3 million, respectively, and the threshold, target and superior levels for our 2020 performance enzymes gross margin goal were $39 million, $43.2 million and $50 million, respectively, in each case, with achievement between the threshold and target levels or the target and superior levels determined by linear interpolation.

In setting these performance goals and their relative weights, our compensation committee considered the Company’s strategic vision and key areas necessary to our growth and financial success. The specific performance goals that comprise the corporate performance factor are intended to be difficult to achieve and require above what our compensation committee has determined to be average performance to meet the minimum acceptable standard. However, because each of our performance goals other than our 2020 corporate revenue and performance enzyme segment gross margin goals is related to our business strategy and is highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding are confidential business strategies that could cause us substantial harm.

The individual performance factor of the bonus for our Chief Financial Officer was determined by our compensation committee based upon the recommendations of our Chief Executive Officer, and the individual performance factor of the bonus for our Chief Executive Officer was based on our compensation committee’s own assessment, in each case, with respect to the contribution of the named executive officer to the achievement of our corporate goals. These individual performance factors are determined based on our Chief Executive Officer’s and our compensation committee’s holistic evaluation of each executive’s performance during the year, taking into account the executive’s position within the company and the corporate goals over which that executive has control or influence. High performance on the individual performance factor is intended to be difficult to achieve and requires above what our compensation committee has determined to be average performance to meet the minimum acceptable standard.

Failure to achieve the threshold result for any corporate performance goal will result in a zero for that particular goal, but will not alone result in zero total bonus. The bonus amount is determined as follows:

Bonus Amount = (Base Salary) x (Target Percentage) x (Company Performance Factor Achievement Level) x

(Individual Performance Factor Achievement Level)

The maximum company performance factor achievement level is 150%.

For 2020, our achievement of our corporate performance goals for 2020 was 57.5% of target overall, as set forth in greater detail below.

Goal	Weight	Weighted Actual Achievement
Corporate revenue	30%	0%
Performance enzymes gross margin	10%	0%
Major biotherapeutics publicity events	10%	10%
Strategic performance enzymes deliverables	20%	10%
Strategic biotherapeutics deliverables	20%	25%
Safety	5%	5%
Technology development	5%	7.5%

Total	100%	57.5%

However, in February 2021, our compensation committee considered the impact of the COVID-19 pandemic on our business and operations in 2020 and determined to make certain discretionary adjustments to our corporate performance factor in recognition of the business challenges resulting from the COVID-19 pandemic, including the effect of shutdowns and the impact on demand. Our corporate performance goals had been approved in early 2020 before the COVID-19 pandemic had begun to significantly impact economic activity in the United States, and therefore did not take into account any anticipated impact of COVID-19 on our annual operating plan. As a result, the compensation committee determined that making such adjustments to account for the impact of COVID-19 were fair and reasonable in order to appropriately reward our named executive officers for managing our business through the challenges of the pandemic. Specifically, the compensation committee determined to: (i) deem our corporate revenue and performance enzymes gross margin performance achieved at threshold performance, which adjustment, in each case, represented less than the estimated impact of the COVID-19 pandemic; (ii) deem our performance enzymes strategic deliverables achieved at target instead of threshold in recognition of the fact that a number of performance enzymes projects were impeded by the effects of the COVID-19 pandemic; and (iii) deem our safety goal achieved at superior rather than target due to our exceptional safety performance during 2020 despite the additional challenges resulting from the COVID-19 pandemic. Following such adjustments, the compensation committee determined that we had achieved our corporate performance goals at 90% of target, as set forth in greater detail below.

Goal	Weight	Weighted Adjusted Actual Achievement
Corporate revenue	30%	15%
Performance enzymes gross margin	10%	5%
Major biotherapeutics publicity events	10%	10%
Strategic performance enzymes deliverables	20%	20%
Strategic biotherapeutics deliverables	20%	25%
Safety	5%	7.5%
Technology development	5%	7.5%

Total	100%	90%

In February 2021, our compensation committee further evaluated the individual performance of our named executive officers for 2020 (which in the case of our Chief Financial Officer was based on input from the Chief Executive Officer) and determined, based on their significant individual and team contributions to the achievement of our corporate goals, that our named executive officers had each achieved the individual performance factor at 100%.

The following table sets forth the 2020 bonus targets and actual bonuses paid to our named executive officers:

Name of Executive Officer	Bonus Target (Base Salary x Target %) ($)	2020 Individual Performance Factor (%)	2020 Company Performance Factor (%)	Bonus Payment ($)
John J. Nicols	$517,500	100%	90%	$465,750
Ross Taylor	206,000	100%	90%	185,400

We believe that our annual cash incentive bonus plans help to attract and motivate our executives, encourage and inspire our executives to achieve key corporate performance objectives and to align the compensation payable to our executives with our corporate objectives, thereby maximizing stockholder value. By reevaluating the corporate goals and individual performance factors under our bonus program for executives each fiscal year, we believe we provide sufficient and attainable incentives for our executives that align with both our financial and non-financial goals.

Equity Incentive Compensation

We believe that our long-term performance is best facilitated through a culture of executive equity ownership that encourages long-term investment by our named executive officers in our equity, thereby better aligning the named executive officers’ interests with the interests of our stockholders. To encourage this ownership culture, we typically make an initial equity award of stock options to eligible new employees and periodic grants at other times, as approved by our compensation committee. Our compensation committee approves all equity grants to our employees including our named executive officers. These grants have an exercise price equal to the closing trading price of our common stock on the date of grant. Grants of time-based options are typically subject to a four-year vesting schedule with 1/4th of the grant vesting upon the first anniversary of the vesting commencement date and the remainder of the shares vesting at a rate of 1/48th of the total shares subject to the option each month after the one-year anniversary of the vesting commencement date, subject to the continued service of the named executive officer. Vesting commencement dates generally correlate to the date of hire, date of promotion or date of grant. In keeping with our market-competitive philosophy, our compensation committee established the foregoing vesting schedules because it determined such vesting represents market practice in our industry based on the experience of the members of our compensation committee.

The size of the initial stock option award is determined based on the named executive officer’s position with us and takes into account his base salary and other compensation as well as an analysis of the grant and compensation practices of the then-current compensation peer group. The initial stock option awards are intended to provide the named executive officer with an incentive to build value in the organization over an extended period of time while remaining consistent with our overall compensation philosophy.

In February 2020, our compensation committee, and with respect to Mr. Nicols, the board of directors, awarded annual grants of both time-based and performance-based equity awards to our named executive officers. While no single factor determined the size of these awards, our compensation committee generally considered the following factors in making such awards: internal equity within our management team, individual performance, tenure with our Company, the criticality of each named executive officer’s role at our Company, and the periodic equity incentive award practices observed by the companies in our 2020 compensation peer group.

Our named executive officers received the following annual awards in the following amounts:

Name of Executive Officer	Shares Subject to Time- Based Options	Shares Subject to Performance- Based Options			Restricted Stock Units	Performance Stock Units
		Threshold	Target	Maximum		Threshold	Target	Maximum
John J. Nicols	50,000	112,500	225,000	450,000	—	—	—	—
Ross Taylor	15,000	10,000	20,000	40,000	8,000	8,000	16,000	32,000

The time-based stock options vest as to 1/4th of the shares subject to the option on the first anniversary of the grant date and as to 1/48th of the total shares subject to the option each month thereafter, subject to the named executive officer’s continued service to our Company on each vesting date. The restricted stock units granted to Mr. Taylor vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to Mr. Taylor’s continued service to the Company on each vesting date.

Additionally, the compensation committee granted to Messrs. Nicols and Taylor the performance-based options (“PBOs”) to purchase the maximum number of shares set forth in the table above, with up to such maximum number eligible to vest based on pre-established performance goals, and performance stock units (“PSUs”) to Mr. Taylor that may vest in up to 200% of the target number of performance stock units based on pre-established performance goals. These PBOs and PSUs were scheduled to vest such that half of the shares earned based on achievement of the pre-established performance goals for 2020 would vest on March 5, 2021, and one-half of the shares earned based on achievement of the pre-established performance goals for 2020 would vest on March 5, 2022, subject to the named executive officer’s continued service to our Company on each vesting date.

The 2020 performance goals for the PBOs and PSUs, along with their weights, are set forth in the table below.

Goal	Weight
Corporate revenue	35%
Performance enzymes gross margin	15%
Major biotherapeutics publicity events	15%
Strategic performance enzymes deliverables	15%
Strategic biotherapeutics deliverables	15%
Strategic plan development	5%

The threshold, target and superior performance levels of our 2020 corporate revenue and performance enzymes gross margin goals were the same as the levels under our Executive Incentive Compensation Plan, as described above.

As under our Executive Incentive Compensation Plan, the financial and non-financial goals for our performance-based options are intended to be difficult to achieve and require above what our compensation committee has determined to be average performance to meet the minimum acceptable standard. However, because each of our performance goals other than our 2020 corporate revenue and performance enzyme gross margin goals for our performance-based options are related to our business strategy and are highly confidential, we do not publicly disclose them, as we believe their disclosure would provide our competitors, customers and other third-parties with significant insights regarding are confidential business strategies that could cause us substantial harm.

The number of shares eligible to vest in respect of the PBOs and PSUs was determined by multiplying the target number of shares subject to the award (which for PBOs, is 50% of the total number of shares subject to the award) by a multiplier, which is calculated as the sum overall performance goals of (i) the weight of each performance goal multiplied by (ii) the applicable achievement percentage. The achievement percentage for each performance goal is 0% if achieved at less than threshold, 25% if achieved at threshold, 50% if achieved at target level, and 100% if achieved at or above the superior level. For the corporate revenue and performance enzyme gross margin goals, achievement between the foregoing levels was determined using linear interpolation.

For 2020, our achievement of our corporate performance goals for 2020 was 55% of target for the PBOs and PSUs, as set forth in greater detail below.

Goal	Weight	Weighted Actual Achievement
Corporate revenue	35%	0%
Performance enzymes gross margin	15%	0%
Major biotherapeutics publicity events	15%	15%
Strategic performance enzymes deliverables	15%	7.5%
Strategic biotherapeutics deliverables	15%	22.5%
Strategic plan development	5%	10%

Total	100%	55%

However, in February 2021, our compensation committee considered the impact of the COVID-19 pandemic on our business and operations in 2020 and determined to make certain discretionary adjustments to our corporate performance achievement in recognition of the business challenges resulting from the COVID-19 pandemic. As under our Executive Incentive Compensation Plan, the performance goals for the PBOs and PSUs had been approved in early 2020 before the COVID-19 pandemic had begun to significantly impact economic activity in the United States and therefore did not take into account any anticipated impact of COVID-19 on our annual operating plan. As under our Executive Incentive Compensation Plan, the compensation committee determined that making such adjustments to achievement under our PBOs and PSUs to account for the impact of COVID-19 were fair and reasonable in order to appropriately reward our named executive officers for managing our business through the challenges of the pandemic, and approved the same adjustments to our corporate revenue, performance enzymes gross margin and performance enzymes strategic deliverables goals as described above under “Annual Cash Incentive Bonuses.” Following such adjustments, the compensation committee determined that we had achieved the PBO and PSU performance goals at 88% of target, as set forth in greater detail below. As a result, 44% of the target number of shares subject to each award (or 22% of the number of shares subject to the PBOs) will vest on each of March 5, 2021 and March 5, 2022, subject to the named executive officer’s continued service with the Company.

Goal	Weight	Weighted Adjusted Actual Achievement
Corporate revenue	35%	18%
Performance enzymes gross margin	15%	7.5%
Major biotherapeutics publicity events	15%	15%
Strategic performance enzymes deliverables	15%	15%
Strategic biotherapeutics deliverables	15%	22.5%
Strategic plan development	5%	10%

Total	100%	88%

Termination-Based Compensation

Our compensation committee provides our named executive officers with termination of employment protection when it determines that such protection is necessary to attract or retain an executive.

We believe that concerns about potential job loss or the possibility or occurrence of a change in control of the Company can create uncertainty for our executive officers that may unduly affect their performance. For example, the possibility of a change in control of the Company may create uncertainty for our named executive officers regarding their continued employment because such transactions frequently result in changes in senior management. Consequently, we have entered into an employment agreement with Mr. Nicols and a change of control severance agreement with Mr. Taylor, which provide severance payments and benefits in the event of certain qualifying terminations, both within and outside of a change in control context. We believe that such arrangements are necessary to attract and retain talent in the markets in which we compete for talent.

The severance payments and benefits that are payable under the Company’s severance and change in control arrangements are further described below in the section entitled “—Change in Control and Severance Arrangements.”

Other Compensation

All of our named executive officers are eligible to participate in certain benefit plans and arrangements offered to employees generally, including health, dental, life and disability insurance and our 401(k) plan. We currently provide company contributions to the 401(k) plans for all employees, including our named executive officers. Consistent with our market-competitive compensation philosophy, we intend to continue to maintain these benefit plans and arrangements for our employees, including our named executive officers.

Our compensation committee in its discretion may revise, amend or add to any executive’s benefits and perquisites if it deems it advisable. We currently do not believe it is necessary for the attraction or retention of management talent to provide our named executive officers with a substantial amount of compensation in the form of perquisites or other personal benefits.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, generally disallows a tax deduction for compensation in excess of $1.0 million paid to all former and current named executive officers. Our board of directors and our compensation committee may, in its judgment, authorize compensation payments that exceed the deductibility limits under Section 162(m) when it believes that such payments are appropriate to attract, retain and reward executive talent.

Section 409A of the Code imposes additional taxes on certain non-qualified deferred compensation arrangements that do not comply with its requirements. These requirements regulate an individual’s election to defer compensation and the individual’s selection of the timing and form of distribution of the deferred compensation. Section 409A generally also provides that distributions of deferred compensation only can be made on or following the occurrence of certain events (e.g., the individual’s separation from service, a predetermined date or fixed schedule, a change-in-control, or the individual’s death or disability). For certain executives, Section 409A requires that such individual’s distribution of certain non-qualified deferred compensation amounts commence no earlier than six months after such officer’s separation from service. We have and will continue to endeavor to structure our compensation arrangements to be exempt from or comply with Section 409A so as to avoid the adverse tax consequences associated therewith. We have not provided any executives or other employees with any gross-up in connection with Section 409A.

We account for stock-based compensation in accordance with FASB ASC Topic 718, which requires us to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). Our compensation committee takes into account the expense taken under FASB ASC Topic 718 when determining equity grants.

Stock Ownership Guidelines

Pursuant to Mr. Nicols’ employment agreement, he is required to own shares of our common stock equal to the lesser of (i) that number of shares having a fair market value equal to five times his annual base salary or (ii) 1,333,333 shares. Upon any increase in Mr. Nicols’ base salary, he will have five years from the date of the increase to meet these requirements. If his ownership of our common stock falls below the amount required, he must retain at least 50% of the shares of our common stock issued to him upon vesting or exercise of equity awards until the requirements are met. Mr. Nicols was in compliance with his stock ownership requirement throughout 2020.

Derivatives Trading, Hedging, and Pledging Policies

Our Insider Trading Compliance Program provides that no employee, officer, director, consultant or contractor, or any family member or member of the same household of any such person, should not directly or indirectly participate in transactions involving trading activities which by their aggressive or speculative nature may give rise to an appearance of impropriety, including short sales and the purchase or writing of put or call options. In addition, our Insider Trading Compliance Program specifically prohibits short sales, put and call options and other hedging transactions under 10b5-1 trading plans. In addition, our Insider Trading Compliance Policy provides that no employee, officer, or director may pledge Company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold Company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

2020 Summary Compensation Table

The following table summarizes the compensation that we paid to our named executive officers related to the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
John J. Nicols President and Chief Executive Officer	2020	686,667	168,188	—	1,795,800	297,562	12,640	2,960,857
	2019	628,014	—	—	2,345,380	422,000	12,640	3,408,034
	2018	646,833	—	—	2,285,439	494,500	12,040	3,438,812
Ross Taylor Senior Vice President, Chief Financial Officer(5)	2020	406,923	66,950	—	228,565	118,450	12,640	833,528
	2019	148,862	—	—	264,222	62,000	4,480	479,564

(1)

The amounts reported in this column reflect the incremental portion of the bonus payments made pursuant to the Executive Incentive Compensation Plan that was earned based on corporate and individual achievement for 2020 as a result of the adjustments approved by the Compensation Committee to take into account the impact of the COVID-19 pandemic. Please see the section “—Components of Our Executive Compensation Program—Annual Cash Compensation” above for more information.

(2)

The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Amounts shown in the “Stock Awards” and “Option Awards” columns include the grant date fair value for the performance-based options and performance stock units, as applicable, granted in 2020 to Messrs. Nicols and Taylor, described above under “—Components of Our Executive Compensation Program—Equity Incentive Compensation,” based on the probable outcome of the applicable performance goals for 2020 as of the grant date, in accordance with FASB ASC Topic 718. The value of each of the performance-based award granted to the named executive officers, assuming that the highest level of performance conditions were achieved, is set forth in the table below:

Name	Grant Date Fair Value Assuming Maximum Achievement
John J. Nicols (PBOs)	$2,938,500
Ross Taylor (PBOs)	$261,200
Ross Taylor (PSUs)	$208,960

(3)

The amounts reported in this column reflect the portion of the bonus payments made pursuant to the Executive Incentive Compensation Plan earned based on corporate and individual achievement for 2020 without giving effect to adjustments approved by the Compensation Committee to take into account the impact of the COVID-19 pandemic. Please see the section “—Components of Our Executive Compensation Program—Annual Cash Compensation” above for more information.

(4)

Amounts reflect the following for each named executive officer: Mr. Nicols: a cell phone stipend of $1,440 and 401(k) matching contribution of $11,200; and Mr. Ross: a cell phone stipend of $1,440 and 401(k) matching contribution of $11,200.

(5)	Mr. Taylor was appointed our Chief Financial Officer effective August 19, 2019.

Grants of Plan-Based Awards in 2020 Table

The following table shows information regarding grants of non-equity incentive and equity incentive awards during the fiscal year ended December 31, 2020 to each of our named executive officers:

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
John J. Nicols	2/11/2020	(3)	—	—	—	—	—	—	50,000	14.43	326,550
	2/11/2020	(4)	—	—	112,500	225,000	450,000	—	—	14.43	1,469,250
			515,000	772,500	—	—	—	—	—	—	—
Ross Taylor	2/11/2020	(3)	—	—	—	—	—	—	15,000	14.43	97,965
	2/11/2020	(4)	—	—	10,000	20,000	40,000	—	—	14.43	130,600
	2/11/2020	(5)	—	—	—	—	—	8,000	—	—	115,440
	2/11/2020	(6)	—	—	8,000	16,000	32,000	—	—	—	104,480
			205,000	307,500	—	—	—	—	—	—	—

(1)

The amounts reported in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” column relate to amounts payable under our 2020 Executive Incentive Compensation Plan. The target column assumes the achievement of both the company performance factor and the individual performance factor at the target level. The maximum column assumes the maximum achievement for both the company performance factor. Actual payouts could be greater than maximum based on achievement of the individual performance factor. The actual amounts paid to our named executive officers are set forth in the bonus and non-equity incentive plan compensation columns of the 2020 Summary Compensation Table.

(2)

The amounts reported in the “Grant Date Fair Value of Stock and Option Awards” column represents the grant date fair value calculated in accordance with FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 9 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. For performance-based awards, the amount shown is based on the probable outcome of the applicable performance goals for 2020 as of the grant date, in accordance with FASB ASC Topic 718.

(3)

The options vested as to 1/4th of the shares subject to the option on the first anniversary of the date of grant and the remainder of the shares vest at a rate of 1/48th of the total shares subject to the option each month thereafter, subject to the named executive officer’s continued service to our Company.

(4)

Reflect shares that may vest in respect of the performance-based options granted in 2020 described above under “—Components of Our Executive Compensation Program—Equity Incentive Compensation,” which are earned and become eligible to vest based on the Company’s achievement of established performance goals. The target number of shares of our common stock is equal to one-half of the number of shares subject to the options granted; the threshold number of shares is one-quarter of the number of shares subject to the options granted; and the maximum number of shares is equal to the number of shares subject to the options granted.

(5)	The RSUs vest in three substantially equal installments on each of the first three anniversaries of the grant date, subject to the named executive officer’s continued service to our Company.
(6)

The amounts reported in these columns reflect shares that may vest in respect of the performance stock units described above under “—Components of Our Executive Compensation Program—Equity Incentive Compensation,” which are earned and become eligible to vest based on the Company’s achievement of established performance goals. The performance stock units are granted with respect to the target number of shares and may be earned at up to two times the target number of shares granted.

Outstanding Equity Awards at 2020 Fiscal Year-End Table

The following table shows grants of stock options, performance stock units, and performance-based options outstanding on December 31, 2020, the last day of our fiscal year, for each of our named executive officers.

			Option Awards				Stock Awards
Name	Vesting Commencement Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares Or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
John J. Nicols	6/13/2012		175,385	—	$3.46	6/13/2022
	1/24/2013		270,000	—	2.32	1/24/2023
	2/24/2014		500,000	—	1.97	2/24/2024
	2/11/2015		306,000	—	3.39	2/11/2025
	2/19/2016		211,000	—	4.10	2/19/2026
	2/3/2017	(2)	210,833	9,167	4.60	2/3/2027
	2/3/2017		671,000	—	4.60	2/3/2027
	2/20/2018	(2)	92,083	37,917	8.95	2/20/2028
	2/20/2018		383,500	—	8.95	2/20/2028
	2/20/2019	(2)	18,333	21,667	21.80	2/20/2029
	2/20/2019	(3)	69,300	69,300	21.80	2/20/2029
	2/11/2020	(4)	—	198,000	14.43	2/11/2030
	2/11/2020	(2)	—	50,000	14.43	2/11/2030
Ross Taylor	8/19/2019	(2)	14,095	28,190	13.01	8/20/2029
	2/11/2020	(2)	—	15,000	14.43	2/11/2030
	2/11/2020	(4)	—	17,600	14.43	2/11/2030
	2/11/2020	(5)					8,000	174,640
	2/11/2020	(1)(6)					14,080	307,366

(1)

The market value of RSUs and PSUs is calculated by multiplying $21.83, the closing trading price of our common stock on December 31, 2020, by the number of unvested RSUs or PSUs outstanding under the award.

(2)

Each option vests as to 1/4th of the total number of shares subject to the option on the first anniversary of the vesting commencement date, and 1/48th of the total number of shares subject to the option vest monthly thereafter until all shares are vested, subject to the named executive officer’s continued service to our Company.
(3)	Represents the portion of performance-based options for which performance was achieved in 2019 but require continued service through March 5, 2021 to vest.
(4)

Represents a performance-based option that was earned at 88% of target based on actual 2020 performance and is eligible to vest on each of March 5, 2021 and March 5, 2022, subject to continued service to our Company.

(5)	The RSUs vest in three substantially equal installments on each of the first three anniversaries of the vesting commencement date, subject to continued service to our Company.
(6)	Represents PSUs that were earned at 88% of target based on actual 2020 performance and are eligible to vest on each of March 5, 2021 and March 5, 2022, subject to continued employment.

Option Exercises and Stock Vested in 2020

During 2020, our named executive officers did not exercise any stock options, and no stock awards held by our named executive officers vested.

Pension Benefits

We do not maintain any defined benefit pension plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Change in Control and Severance Arrangements

We are party to an employment agreement with Mr. Nicols and a change of control severance agreement with Mr. Taylor, each of which provide for payments and benefits upon certain terminations of employment.

Under Mr. Nicols’ employment agreement, as amended, in the event that his employment is terminated without “cause,” he resigns with “good reason,” or his employment is terminated due to death or “disability” (as such terms are defined in Mr. Nicols’ employment agreement), he will be eligible to receive: an amount equal to 12 months of his base salary and 100% of his annual target bonus, payable in a cash lump sum, 12 months’ vesting acceleration for all outstanding equity awards, and continued healthcare coverage for up to 12 months. In addition, in the event Mr. Nicols’ employment is terminated without cause, he resigns for good reason, or his employment is terminated due to death or disability, or within 12 months following a change in control of our Company, Mr. Nicols is entitled to receive a lump sum severance payment in an amount equal to 150% of his annual base salary and 150% of his annual target bonus, up to 18 months of continued health coverage and full acceleration of vesting for each of his outstanding equity awards. In the event that Mr. Nicols’ employment is terminated without cause or resigns for good reason and the event giving rise to such termination occurs at the direction of a person or entity that has entered into an agreement with the Company that contemplates a transaction which would constitute a change in control if consummated or if such termination occurs within 90 days prior to a change in control, then such termination will be deemed to have occurred within the 12 month period following a change in control and Mr. Nicols will be entitled to the payments and benefits described in the preceding sentence. All of the foregoing payments and benefits are subject to Mr. Nicols’ execution and subsequent non-revocation of a release of claims in favor of the Company.

The change of control severance agreement with Mr. Taylor provides that, in the event he experiences an involuntary termination without “cause” or a voluntary termination for “good reason” (as such terms are defined in the agreement), other than during the period commencing 90 days prior to and ending 12 months following a change of control of the Company (the “change in control period”), he will be entitled to an amount equal to six months of his base salary and continued healthcare coverage for up to six months. In addition, in the event Mr. Taylor experiences an involuntary termination without cause or a voluntary termination for good reason, during the change in control period, he will be entitled to a lump sum payment equal to 12 months of his base salary, continued healthcare coverage for up to 12 months, and full accelerated vesting of his outstanding equity awards. In the event that Mr. Taylor’s employment is terminated without cause or resigns for good reason and the event giving rise to such termination occurs at the direction of a person or entity that has entered into an agreement with the Company that contemplates a transaction which would constitute a change in control if consummated, then such termination will be deemed to have occurred within the change in control period, and he will be entitled to the payments and benefits described in the preceding sentence. The change of control severance agreement also provides that in the event Mr. Taylor’s employment is terminated as a result of death or disability, he will be entitled to vesting of his equity awards with respect to that number of shares that would otherwise vest on the next vesting date for such equity award, pro-rated to the date of termination and continued healthcare coverage for up to 12 months. All of the foregoing payments and benefits are subject to Mr. Taylor’s execution and subsequent non-revocation of a release of claims in favor of the Company.

Pursuant to Mr. Nicols’ employment agreement and Mr. Taylor’s change of control severance agreement, in the event of a change of control, performance under any outstanding performance-based equity awards (including any performance-based options and performance stock units) would be determined as follows: (i) if the change of control is consummated prior to the date the compensation committee determines the achievement of the applicable performance goals, performance would be deemed achieved at 100% of target level; and (ii) if the change of control is consummated on or after the date the compensation committee determines the achievement of the applicable performance goals, performance will be deemed achieved at the level determined by our compensation committee based on actual performance.

The following table sets forth quantitative estimates of the payments and benefits pursuant to Mr. Nicols’ employment agreement and Mr. Taylor’s change of control severance agreement, as applicable, that would have accrued to each such named executive officer if his employment had been terminated on December 31, 2020 by us without cause or for good reason by the named executive officer or due to his death or disability, in each case, either outside of or in connection with a change of control of the Company that occurred on December 31, 2020.

Name	Salary Continuation ($)	Target Bonus ($)	Value of Accelerated Equity Awards ($)(1)	Value of Continued Healthcare Coverage ($)	Total ($)
John J. Nicols
Without cause, for good reason or due to death or disability	690,000	517,500	566,719	27,483	1,801,702
Without cause, for good reason or due to death or disability in connection with a change in control	1,035,000	776,250	2,484,247	41,225	4,336,722
Ross Taylor
Without cause or for good reason	206,000	—	—	21,627	227,627
Without cause or for good reason in connection with a change in control	412,000	—	1,013,796	43,254	1,469,050
Due to death or disability	—	—	177,082	43,254	220,336

(1)

The value of the accelerated vesting of option awards is calculated based on the aggregate amount by which $21.83, the closing trading price of our common stock on December 31, 2020, exceeded the aggregate exercise price, if any, of the outstanding and unvested stock options as of December 31, 2020. The value of the accelerated restricted stock unit and performance stock unit awards is calculated based on the number of shares of our common stock or units subject to the outstanding unvested award, multiplied by $21.83, the closing trading price of our common stock on December 31, 2020.

Pay Ratio of CEO to Median Employee

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO. For 2020, our last completed fiscal year, the total compensation in 2020 of our CEO was approximately 23 times the median total compensation in 2020 of all of our other employees (the “Pay Ratio”). The median of the annual total compensation of all employees of our Company (other than our CEO) was $129,980 and the annual total compensation of our CEO was $2,960,857, as included in the “Summary Compensation Table” above.

The Company chose December 31, 2020 as the date for establishing the employee population used in identifying the median employee and used the 12 month period from January 1, 2020 through December 31, 2020 as the measurement period. We identified the median employee using the consistently applied compensation measure of base salary earned during the measurement period for each employee (U.S. and non-U.S.). Permanent employees who joined in 2020 and permanent employees who were on leave during 2020 were assumed to have worked for the entire measurement period. We captured all employees as of December 31, 2020, consisting of approximately 171 individuals globally, with approximately 99% of these individuals located in the U.S. and approximately 1% located outside of the U.S. Earnings of our employees outside the U.S. were converted to U.S. dollars using an average currency exchange rate over the measurement period. No cost-of-living adjustments were made. The annual total compensation of the median employee and the annual total compensation of our CEO were calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2020, with respect to all of our equity compensation plans in effect on that date.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	5,076,655		$8.43	6,771,533
Equity compensation plans not approved by security holders	175,385	(2)	$3.46	—
Total	5,252,040		$8.00	6,771,533

(1)

Includes the 2010 Plan and the 2019 Plan. The number of shares of Codexis common stock that may be issued pursuant to outstanding awards under the 2010 Plan and 2019 Plan include, respectively: (A) outstanding awards of 131,200 performance stock units, 1,560,100 shares underlying performance-based stock options and 176,349 time-based restricted stock units and (B) 3,384,391 shares underlying time-based stock options. The weighted average exercise price shown is for stock options; other outstanding awards have no exercise price. No new awards may be made under the 2010 Plan.

(2)

Constitutes the remaining shares issuable upon exercise of an option granted as an inducement for Mr. Nicols to commence employment with us in June 2012. The option initially provided Mr. Nicols the right to purchase up to 400,000 shares of common stock for an exercise price of $3.46 per share, which option was fully vested as of December 31, 2018. In 2018, Mr. Nicols exercised the option to purchase 224,615 shares of common stock. To the extent unexercised, the remaining shares underlying the option will expire on the earlier of June 13, 2022 or three months after Mr. Nicols ceases to provide services to us (or 12 months in the event he ceases to provide services to us as the result of his death or permanent disability).

Compensation Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Codexis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting and incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Compensation Committee of the Board of Directors:

Byron L. Dorgan (chair)

Alison Moore, Ph.D.

Dennis P. Wolf

AUDIT MATTERS

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Codexis under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The following is the report of the Audit Committee with respect to Codexis’ audited consolidated balance sheets for the fiscal years ending December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2020 and the notes thereto.

Responsibilities. The audit committee operates under a written charter adopted by the board of directors. The role of the audit committee is to oversee our financial reporting process on behalf of the board of directors. Our management has the primary responsibility for our financial statements as well as our financial reporting process and principles, internal controls and disclosure controls. The independent registered public accounting firm, BDO USA, LLP (“BDO”), is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with U.S. generally accepted accounting principles. BDO is also responsible for expressing an opinion on our internal control over financial reporting based on its audit.

Review with Management. The audit committee has reviewed and discussed our audited financial statements (including the quality of our accounting principles) with management. Our management is responsible for the preparation, presentation and integrity of our financial statements. Management is also responsible for establishing and maintaining internal controls over financial reporting (as defined in Exchange Act Rule 13a-15(f)) and for evaluating the effectiveness of those internal controls and for evaluating any changes in those controls that will, or are reasonably likely to, affect internal controls over financial reporting. Management is also responsible for establishing and maintaining disclosure controls (as defined in Exchange Act Rule 13a-15(e)) and for evaluating the effectiveness of disclosure controls and procedures.

Review and Discussions with Independent Accountants. The audit committee has reviewed and discussed our audited financial statements (including the quality of Codexis’ accounting principles) with BDO. The audit committee has discussed with BDO the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”). Further, the audit committee reviewed BDO’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of the consolidated financial statements.

The audit committee has also received and reviewed the written disclosures and the letter from BDO required by the applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence, and has discussed with BDO its independence from us.

Conclusion. Based on the review and discussions referred to above, the audit committee recommended to the board of directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Submitted by the Audit Committee of the Board of Directors:

David V. Smith (chair)

Byron L. Dorgan

Dennis P. Wolf

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We describe below transactions, since January 1, 2020, to which we were a party or will be a party, in which:

•	The amounts involved exceeded or are expected to exceed $120,000; and

•	A director, executive officer, holder of more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Director and Officer Indemnification Agreements

In addition to the indemnification required in our amended and restated certificate of incorporation and amended and restated bylaws, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide for the indemnification of our directors, officers, and certain employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. This description of the indemnification provisions of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to our most recent registration statement.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related party transaction policy. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, the amount involved exceeds $120,000, and a related party had or will have a direct or indirect material interest. Under the policy, the audit committee is required to review the relevant facts and circumstances of any such transaction, arrangement or relationship, including whether the transaction is on comparable terms to arm’s length dealings with third parties, the extent of the related party’s interest in the transaction, and the conflicts of interest and corporate opportunity provisions of the Codexis Code of Business Conduct and Ethics. Such transactions, arrangements or relationships may only be consummated or continue if the audit committee approves or ratifies such transaction, arrangement or relationship. If advance approval by the audit committee is not feasible, then management may preliminarily enter into the transaction, arrangement or relationship upon prior approval by the chairman of the audit committee, subject to ratification of the transaction, arrangement or relationship at the audit committee’s next regularly scheduled meeting.

Each transaction required to be reported under Item 404(a) of Regulation S-K since the beginning of last fiscal year was entered into in compliance with our related person transaction policy described above.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of our Company. Based solely on a review of copies of such forms received with respect to fiscal year 2020 and the written representations received from certain reporting persons that no other reports were required, we believe that all directors, executive officers and persons who own more than 10% of our common stock complied with the reporting requirements of Section 16(a) during fiscal year 2020.

Stockholder Proposals and Nominations

Proposals Pursuant to Rule 14a-8. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the proxy statement and for consideration at our next annual meeting of stockholders. To be eligible for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders, your proposal must be received by our Secretary at our principal executive offices at 200 Penobscot Drive, Redwood City, CA 94063 no later than December 30, 2021, and must otherwise comply with Rule 14a-8. While our board will consider stockholder proposals, we reserve the right to omit from the proxy statement stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

Proposals and Nominations Pursuant to Our Bylaws. Under our bylaws, in order to nominate a director or bring any other business before the stockholders at the 2022 Annual Meeting of Stockholders, other than proposals pursuant to Rule 14a-8, you must notify us in writing and such notice must be received by us no earlier than February 15, 2022 and no later than March 17, 2022. You must comply with specific procedures set forth in our bylaws and the nomination or proposal must contain the specific information required by our bylaws. You may write to our Secretary at our principal executive offices at 200 Penobscot Drive, Redwood City, CA 94063, to deliver the notices discussed above and to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates pursuant to the bylaws.

Householding of Proxy Materials

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or annual report, contact Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account or you may notify us if you hold registered shares. Registered stockholders may notify us by contacting Broadridge Financial Solutions, Inc. at the above telephone number or address.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, which might incorporate future filings made by us under those statutes, neither the preceding Compensation Committee Report nor the Audit Committee Report will be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2020 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov and our website at http://www.codexis.com. Upon written request by a Codexis stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the consolidated financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to 200 Penobscot Drive, Redwood City, CA 94063 Attention: Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

John J. Nicols

President and Chief Executive Officer

April 29, 2021

CODEXIS, INC. 200 PENOBSCOT DRIVE REDWOOD CITY, CA 94063 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CDXS2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D53364-P50319 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CODEXIS, INC. The Board of Directors recommends you vote FOR the following: 1. Election of three Class II directors to hold office for a three-year term expiring at the 2024 annual meeting or until their respective successors are duly elected. Nominees: 01) Jennifer Aaker, Ph.D. 02) Esther Martinborough, Ph.D. 03) John Nicols For All Withhold All Except For All To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR proposal 2. 2. To ratify the selection of BDO USA, LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D53365-P50319 CODEXIS, INC. Annual Meeting of Shareholders June 15, 2021 9:00 AM, Pacific Time This proxy is solicited by the Board of Directors By signing the proxy, you revoke all prior proxies and appoint John J. Nicols and Ross Taylor and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may properly come before the Annual Meeting of Stockholders to be held at 9:00 A.M., Pacific Time, on June 15, 2021, via live webcast at www.virtualshareholdermeeting.com/CDXS2021, or any and all adjournments and postponements thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Any additional business as properly may come before the Annual Meeting of Stockholders or any adjournment or postponement thereof will be voted in accordance with the judgment of the person voting the proxy. You may revoke this proxy at any time prior to commencement of voting at the Annual Meeting of Stockholders or any adjournment or postponement thereof. Continued and to be signed on reverse side